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                   REVOLVING CREDIT AGREEMENT

                              Among

                       PAYNE FABRICS, INC.

                    BELL NATIONAL CORPORATION

                               and

             BANK ONE, DAYTON, NATIONAL ASSOCIATION

                          _____________

                     Dated as of May 1, 1995

                          _____________

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                   REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT is made as of May 1, 1995 among PAYNE FABRICS, INC., a Delaware corporation (the "Company"), BELL NATIONAL CORPORATION, a California corporation (the "Guarantor"), and BANK ONE, DAYTON, NATIONAL ASSOCIATION (the "Bank"), under the following circumstances:

          A. The Company is a wholly-owned subsidiary of the Guarantor.

          B. The Company has requested the Bank to make available to it the revolving credit facilities provided for herein.

          C. Subject to and upon the terms and conditions set forth herein, the Bank is willing to make available to the Company the revolving credit facilities provided for herein, provided that the Guarantor agrees to guaranty the obligations of the Company hereunder as provided herein.

     NOW, THEREFORE, it is agreed as follows:

                            SECTION 1

                    Amount and Term of Loans

          1.1 Commitment. (a) Subject to and upon the terms and conditions herein set forth, the Bank agrees, at any time and from time to time on and after the Effective Date and prior to the Tranche A Termination Date, to make loans (each a "Tranche A Loan") to the Company, which Tranche A Loans (i) may be repaid and reborrowed in accordance with the provisions hereof and (ii) shall not exceed in aggregate principal amount at any one time outstanding the Tranche A Borrowing Base in effect at such time.

          (b) Subject to and upon the terms and conditions herein set forth, the Bank agrees, at any time and from time to time on and after the Effective Date and prior to the Tranche B Termination Date, to make loans (each a "Tranche B Loan") to the Company, which Tranche B Loans (i) may be repaid and reborrowed in accordance with the provisions hereof and (ii) shall not exceed in aggregate principal amount at any one time outstanding the Tranche B Commitment in effect at such time.

          1.2 Minimum Amount. The principal amount of each Loan shall be not less than $10,000 or, if greater, in integral multiples of $10,000.

          1.3 Notice. Whenever the Company desires to obtain a Loan, it shall give the Bank at its Principal Office written notice or telephonic notice (confirmed in writing) thereof by no later than 12:00 Noon (Dayton, Ohio time) on the date of such borrowing. Each such notice (each a "Notice of Borrowing") shall specify (i) the principal amount the Company desires to borrow and (ii) the date of borrowing (which shall be a Business Day).

          1.4 Disbursement. No later than 3:00 P.M. (Dayton, Ohio time) on the date specified in each Notice of Borrowing, the Bank shall make available to the Company the proceeds of the Loan to be made on such date in U.S. dollars and in immediately available funds by crediting an account of the Company designated by the Company and maintained with the Bank at its Principal Office.

          1.5 The Notes. (a) The obligation of the Company to pay the principal of, and interest on, the Tranche A Loans shall be evidenced by a single promissory note substantially in the form of Annex A-1 (the "Tranche A Note") payable to the order of the Bank and executed and delivered by the Company with blanks appropriately completed in conformity herewith. The Tranche A Note shall: (i) be dated the Effective Date; (ii) be in an original stated principal amount equal to the maximum amount of the Tranche A Commitment and be payable in the actual principal amount of the Tranche A Loans evidenced thereby; (iii) mature in the case of each Tranche A Loan evidenced thereby on the Tranche A Termination Date; (iv) bear interest as provided in Section 1.6 in respect of each Tranche A Loan evidenced thereby; (v) be subject to voluntary prepayment as provided in Section 2.2 and mandatory prepayment as provided in Section 2.3; and (vi) be entitled to the benefits of Loan Documents.

          (b) The obligation of the Company to pay the principal of, and interest on, the Tranche B Loans shall be evidenced by a single promissory note substantially in the form of Annex A-2 (the "Tranche B Note") payable to the order of the Bank and executed and delivered by the Company with blanks appropriately completed in conformity herewith. The Tranche B Note shall: (i) be dated the Effective Date; (ii) be in an original stated principal amount equal to the maximum amount of the Tranche B Commitment and be payable in the actual principal amount of the Tranche B Loans evidenced thereby; (iii) mature in the case of each Tranche B Loan evidenced thereby on the Tranche B Termination Date; (iv) bear interest as provided in Section 1.6 in respect of each Tranche B Loan evidenced thereby; (v) be subject to voluntary prepayment as provided in Section 2.2 and mandatory prepayment as provided in Section 2.3; and (vi) be entitled to the benefits of the Loan Documents.

          (c) The Bank shall maintain internal records showing each Loan made hereunder and each principal and interest payment thereon, which records shall, absent demonstrable error, be final and binding. Although each Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are actually outstanding. Although the stated principal amount of the Tranche A Note shall be equal to the maximum amount of the Tranche A Commitment, the Tranche A Note shall be enforceable with respect to the obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Tranche A Loans evidenced thereby. Although the stated principal amount of the Tranche B Note shall be equal to the maximum amount of the Tranche B Commitment, the Tranche B Note shall be enforceable with respect to the obligation of the Company to pay the principal thereof only to the extent of the unpaid principal amount of the Tranche B Loans evidenced thereby.

          1.6 Interest. (a) The Company agrees to pay interest in respect of the unpaid principal amount of:

               (i) each Tranche A Loan at a rate per annum which shall be the Tranche A Interest Rate in effect from time to time;
and

               (ii) each Tranche B Loan at a rate per annum which shall be the Tranche B Interest Rate in effect from time to time.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to Default Rate in effect from time to time.

          (c) Interest shall accrue from and including the date the proceeds of a Loan are made available to the Company to but excluding the date of repayment thereof and shall be payable monthly in arrears on each Monthly Payment Date, and at maturity (whether by acceleration or otherwise) and, after maturity, upon demand.

          1.7 Capital Adequacy. If the Bank reasonably determines at any time that either (i) any applicable law or governmental rule, regulation, guideline, order or request (whether or not having the force of law) concerning capital adequacy which is adopted or becomes effective on or after the date hereof or (ii) any change on or after the date hereof in the interpretation or administration of any applicable law or governmental rule, regulation, guideline, order or request (whether or not having the force of law) concerning capital adequacy by any Governmental Authority, has, in either case described in the foregoing clauses (i) or (ii), the effect of increasing the amount of capital required or expected to be maintained by the Bank based on the existence of the Total Commitment or its obligations hereunder, then the Company shall pay to the Bank, upon its written demand therefor, such additional amounts as shall be required to compensate the Bank for the increased cost or reduced rate of return to the Bank as a result of such increase of capital. In determining such additional amounts, the Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that the Bank's determination of compensation owing under this Section 1.7 shall, absent demonstrable error, be final, conclusive and binding. The Bank shall give the Company written notice of the existence of any facts or circumstances which may cause the Bank to request compensation under this Section 1.7 within a reasonable period of time after the Bank becomes aware of such facts or circumstances; provided that the failure to give any such notice shall not affect any of the Bank's rights under this Section 1.7.

          1.8 Fees. (a) On the Effective Date, the Company shall pay to the Bank a facility fee in the amount of $7,500 (the
"Facility Fee").

          (b) The Company agrees to pay to the Bank a commitment fee (the "Tranche A Commitment Fee") for the period from the Effective Date until the Tranche A Termination Date calculated at the rate of .50% per annum on the daily average unutilized portion of the Tranche A Commitment; payable quarterly in arrears on each Quarterly Payment Date and on the Tranche A Termination Date.

          (c) The Company agrees to pay to the Bank a commitment fee (the "Tranche B Commitment Fee") for the period from the Effective Date until the Tranche B Termination Date calculated at the rate of .50% per annum on the daily average unutilized portion of the Tranche B Commitment; payable quarterly in arrears on each Quarterly Payment Date and on the Tranche B Termination Date.

          1.9 Reductions in Commitment. The Company shall have the right, at any time and from time to time, upon at least three Business Days' prior written notice to the Bank, to irrevocably reduce the unutilized portion of either the Tranche A Commitment or the Tranche B Commitment, in whole or in part, provided that partial reductions shall be in the amount of $10,000 or an integral multiple thereof.

          1.10 Use of Proceeds. On the Effective Date, the Company shall repay in full all amounts (whether principal, accrued interest, fees or other amounts) owing under the Existing Agreement. The proceeds of the Initial Loan shall be applied by the Company, to the extent necessary, to the repayment of such amounts owing under the Existing Agreement. The proceeds of the Initial Loan to the extent not so applied and the proceeds of all other Loans shall be used by the Company for general corporate purposes.

                            SECTION 2

                            Payments

          2.1 Payments on Non-Business Days. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, if a payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension.

          2.2  Voluntary Prepayments.  The Company shall have the

right to prepay the Loans in whole or in any part, without premium or penalty, from time to time, on any Business Day.

          2.3 Mandatory Prepayments. (a) If, on any day, the aggregate outstanding principal amount of the Tranche A Loans exceeds the Tranche A Borrowing Base in effect at such time, then the Company shall, on such day, prepay an aggregate principal amount of the Tranche A Loans in an amount equal to the amount of such excess. Without limiting the requirements of the preceding sentence in any respect, if any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Company shall, on the date of delivery of such Borrowing Base Certificate, prepay an aggregate principal amount of the Tranche A Loans in an amount equal to such Borrowing Base Deficiency.

          (b) On the date of any reduction of the Tranche B Commitment as provided for in the definition of "Tranche B Commitment", the Company shall, on such date, prepay an aggregate principal amount of the Tranche B Loans in such amount as shall be necessary so that, after giving effect to such reduction, the aggregate outstanding principal amount of the Tranche B Loans shall not exceed the Tranche B Commitment.

          2.4 Method and Place of Payment. All payments to be made by the Company to the Bank under the Loan Documents shall be made to the Bank without set-off, deduction or counterclaim and shall be made to the Bank at its Principal Office not later than 1:00 P.M. (Dayton, Ohio time) on the date when due in U.S. dollars and in immediately available funds.

                            SECTION 3

                      Conditions Precedent

          3.1 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which all of the following conditions have been satisfied; provided, however, that this Agreement shall not become effective and be of no further force or effect unless the Effective Date shall have occurred on or before May 31, 1995.

          (a)  Execution.  The Bank, the Company and the
Guarantor shall have executed and delivered a counterpart copy hereof and the Company shall have executed and delivered to the Bank the Notes as provided in Section 1.5.

          (b) Security Agreement. The Company shall have executed and delivered a Security Agreement in substantially the form of Annex B with blanks appropriately completed (as the same may be modified, supplemented and/or amended from time to time, the "Security Agreement") and the Company, at its expense, shall have delivered to the Bank:

               (i) acknowledgement copies of properly executed Financing Statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Bank, desirable to perfect the security interest intended to be created by the Security Agreement;

               (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in Section 3.1(b)(i) and
     (c) (ii) and all other effective financing statements that name the Company as debtor and that are filed in the jurisdictions referred to in Section 3.1 (b)(i) and (c)(ii), together with copies of such other financing statements (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens);

               (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Bank, desirable to perfect the security interest intended to be created by the Security Agreement; and

               (iv) evidence that all other actions (including consents, waivers and/or acknowledgements from third
     Persons) necessary or, in the opinion of the Bank, desirable to perfect and protect the security interest intended to be created by the Security Agreement have been taken or obtained.

          (c) Mortgage. The Company shall have executed and delivered a Leasehold Mortgage in substantially the form of Annex C with blanks appropriately completed (as the same may be modified, supplemented and/or amended from time to time, the "Mortgage") encumbering the Company's leasehold interest in the real property described therein and the Company, at its expense, shall have delivered to the Bank:

               (i) evidence that the Mortgage was duly filed or recorded in such manner and in such places as required by law in order to cause the Mortgage to be enforceable as against third Persons and to be a perfected mortgage lien on the Company's leasehold interest in the real property described therein;

               (ii) acknowledgement copies of properly executed Financing Statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Bank, desirable to perfect the security interest granted by the Mortgage; and

               (iii) evidence that all other actions (including consents, waivers and/or acknowledgements from third
     Persons) necessary or, in the opinion of the Bank desirable to perfect and protect the lien and security interest of the Mortgage have been taken or obtained.

          (d) Subordination Agreement. The Guarantor shall have executed and delivered a Subordination Agreement in substantially the form of Annex D with blanks appropriately completed (as the same may be modified, supplemented and/or amended from time to time, the "Subordination Agreement").

          (e) Assignment of Life Insurance Policy. The Company shall have executed and delivered an Assignment of Life Insurance
Policy in substantially the form of Annex E with blanks appropriately completed (the "Life Insurance Assignment") pursuant to which the Company shall assign to the Bank as collateral security the key man life insurance policy required to be maintained by the Company on the life of Val G. Blaugh pursuant to Section 5.5(c).

          (f) Evidence of Insurance. The Bank shall have received evidence, in form, scope and substance satisfactory to the Bank, of all insurance coverage required to be maintained by the Company pursuant to the Loan Documents, which insurance shall name the Bank as an additional insured and/or loss payee.

          (g) Record Searches. The Bank shall have received a search in form satisfactory to the Bank, made no more than 30 days prior to the Effective Date, of the UCC filing offices or other registers in each jurisdiction in which the Collateral is located and in each of the other filing or recording places referred to in Section 3.1(b)(i) and (c)(ii) and such search shall reveal no filings or recordings (except filings and recordings evidencing Liens securing the loans outstanding under the Existing Agreement and filings and recordings evidencing Permitted Liens) in effect with respect to any of the Collateral in favor of any Person (other than the Bank) and the Bank shall have received a copy of the search reports received as a result of such search.

          (h) Borrowing Base Certificate. The Company shall have furnished to the Bank a Borrowing Base Certificate, duly executed, appropriately completed and dated as of the Business
Day immediately prior to the Effective Date.

          (i)  Initial Loan.  Simultaneously with the
effectiveness of this Agreement, the Company shall have incurred the Initial Loan and shall have applied the proceeds thereof as provided in Section 1.10 and the Existing Agreement shall have terminated and ceased to be of any further force or effect (except with respect to the provisions thereof intended to survive the repayment in full of the loans made to the Company thereunder).

          (j) No Default. On the Effective Date and after giving effect to the effectiveness of this Agreement, there shall exist no Default or Event of Default.

          (k) Representations and Warranties. On the Effective Date and after giving effect to the effectiveness of this Agreement, all representations and warranties of the Company and the Guarantor contained in the Loan Documents or otherwise made in writing in connection therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such time.

          (l) Certificate. On the Effective Date, the Bank shall have received a certificate, dated the Effective Date and executed by an authorized officer of the Company and of the Guarantor, stating that the conditions specified in Section 3.1(j) and (k) are then satisfied.

          (m)  Opinion of Counsel.  On the Effective Date, the
Bank shall have received from Dechert Price & Rhoads, counsel to the Company and the Guarantor, a favorable opinion, dated the Effective Date, substantially in the form of Annex F.

          (n) Facility Fee. On the Effective Date, the Company shall have paid to the Bank the Facility Fee provided for in
Section 1.8(a).

          (o) Documentation and Proceedings. All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Bank, and the Bank shall have received all information and copies of all documents that it has requested, such documents where appropriate to be certified by proper corporate or governmental authorities.

          3.2 Conditions to Subsequent Loans. The obligation of the Bank to make Loans after the Effective Date is subject, at the time of the making of each such Loan, to the satisfaction of the following conditions, with the requesting of such Loan constituting a representation and warranty by the Company and the Guarantor that the conditions set forth in Section 3.2(a) and (b) are then satisfied:

          (a) No Default. At the time of the making of such Loan and after giving effect thereto, there shall exist no Default or Event of Default.

          (b) Representations and Warranties. At the time of the making of such Loan and after giving effect thereto, all representations and warranties of the Company and the Guarantor contained in the Loan Documents or otherwise made in writing in connection therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such time, except to the extent that any such representation or warranty specifically relates to a specified earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and except for any change in any such representation or warranty which may be permitted by the Loan Documents.

          (c) Borrowing Base Certificate. At the time of the making of such Loan, the Company shall have furnished to the Bank a Borrowing Base Certificate duly executed, appropriately completed and dated the Business Day immediately prior to the date of the making of such Loan.

                            SECTION 4

                            Guaranty

          (a) In order to induce the Bank to enter into this Agreement and to make the Loans, and in consideration of its so doing and of the substantial benefits to accrue to the Guarantor resulting therefrom, the Guarantor hereby guarantees, irrevocably and unconditionally, the due and punctual payment of the Obligations, when and as the same shall become due and payable (whether by acceleration or otherwise) in accordance with the Loan Documents and in case of the failure to pay any of the Obligations upon the due date thereof, the Guarantor shall forthwith cause such payment to be made promptly when and as the same shall become due and payable (whether by acceleration or otherwise) and as if such payment were made in accordance with the Loan Documents. The Guarantor hereby agrees that its obligations under this Section 4 constitute a continuing guaranty of payment and shall be unconditional and irrevocable. The Guarantor hereby waives notice of acceptance of this guaranty, diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy (or any similar proceeding for the relief of financially distressed debtors) of the Company or of any other guarantor, any right to require a proceeding first against the Company or any other guarantor or any other Person or any collateral securing the Obligations, protest, notice of dishonor or nonpayment and any other notice and all demands whatsoever; and the Guarantor hereby agrees that its obligations under this Section 4 shall not be discharged except by payment in full of all amounts payable under this Section 4.

          (b) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment of any kind or for any reason whatsoever and such obligations shall not be affected in any manner by (i) the genuineness, validity, legality, regularity or enforceability of any of the Obligations, the Loan Documents or any other instrument evidencing, or agreement relating to, any of the Obligations or by the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other guarantor under any Loan Document or other agreement or otherwise, (iii) any extension or renewal of the Obligations or any provision of any of the Loan Documents, (iv) any rescission, waiver, compromise, release, acceleration, amendment or modification of any term or provision of any of the Loan Documents or any other agreement, (v) the release, exchange, surrender or foreclosure of any security held by the Bank for any of the Obligations, (vi) the failure of the Bank to exercise any right or remedy against the Company or any other guarantor of the Obligations or any other Person or the delay by the Bank in exercising any such right or remedy, (vii) the release or substitution of any guarantor of the Obligations or (viii) any other event that could constitute a legal or equitable discharge of, or defense by, a guarantor or surety. The Bank may apply any sums by whomsoever paid or howsoever realized to the payment in any order of the amounts payable by the Company or any guarantor under any of the Loan Documents.

          (c) The Guarantor hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Company, any circumstances affecting any of the Collateral or the ability of the Company to perform its obligations under the Loan Documents. The Bank shall not have any duty or responsibility whatsoever to the Guarantor in respect of the administration or monitoring of the Obligations or the Collateral.

          (d) The Guarantor further agrees that, as between the Guarantor and the Bank, the Obligations may be declared to be forthwith due and payable as provided in Section 6 for purposes of this guaranty, notwithstanding any stay, injunction or other prohibition preventing such declaration as against the Company and that, in the event of such declaration, the Obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of this guaranty.

          (e) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the

Obligations is rescinded or must otherwise be restored by the Bank upon the bankruptcy or reorganization of the Company or any other guarantor of the Obligations or otherwise. If a claim is ever made upon the Bank for repayment or recovery of any amount received in payment or on account of any of the Obligations and the Bank repays all or any part of such amount by reason of (i) any judgment, decree or order of any court or administrative body or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant, then the Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any termination or revocation of this Section 4 or termination of any of the Loan Documents and the Guarantor shall be and remain liable to the Bank under this Section 4 for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

          (f) Without limiting any other right or remedy which the Bank may have, upon failure of the Company to pay any of the Obligations when and as the same shall become due (whether at maturity, by acceleration, after notice or otherwise), the Guarantor hereby agrees to and shall, upon receipt of written demand by the Bank, forthwith pay or cause to be paid to the Bank, in cash, an amount equal to the unpaid amount of the Obligations.

                            SECTION 5

                            Covenants

          So long as this Agreement remains in effect and until all of the Obligations have been paid in full, the Company and the Guarantor jointly and severally agrees that, except to the extent waived in writing by the Bank:

          5.1 Information. The Company and the Guarantor shall furnish to the Bank:

          (a) Monthly Statements of the Company. As soon as possible but in any event no later than 30 days after the end of each fiscal month in each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such period and the related consolidated and consolidating statements of operations and stockholder's equity and cash flows for such period and for the elapsed portion of the fiscal year ended with the last day of such period, in each case in reasonable detail and setting forth budgeted amounts and comparative figures for the related periods in the prior fiscal year, which financial statements shall be accompanied by a certificate of the chief financial officer or the chief accounting officer of the Company stating that such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date of such financial statements and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered by such financial statements, all in accordance with GAAP, subject to normal year-end audit adjustments.

          (b) Annual Statements of the Company and the Guarantor. As soon as possible, but in any event no later than 120 days after the end of each fiscal year of the Company and the Guarantor, the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries and of the Guarantor and it Subsidiaries as of the end of such fiscal year and the related audited consolidated and consolidating statements of operations and stockholders' equity and cash flows of the Company and its Subsidiaries and of the Guarantor and it Subsidiaries for such fiscal year, in each case in reasonable detail and setting forth comparative figures for the preceding fiscal year which financial statements shall be certified by a firm of independent certified public accountants of recognized standing reasonably acceptable to the Bank, together with a report of such accounting firm stating that in the course of its regular audit of such financial statements, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Officer's Certificate. At the time of the delivery of the financial statements provided for in Section 4.1(a) and (b), a certificate of the chief executive officer, the chief financial officer or the chief accounting officer of the Company to the effect that, to the best of his knowledge after due investigation, no Default or Event of Default has occurred and is continuing or, if any Default or Event or Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall also set forth the calculations required to establish whether the Company was in compliance with the provisions of Section 5.19, 5.20 and 5.21 at the end of such fiscal month or year, as the case may be.

          (d) Monthly Borrowing Base Certificates. As soon as possible (but in any event no later than (i) ten days after the end of each fiscal month of the Company, in the case of any fiscal month other than the fiscal months of March, June, September or December or (ii) ten Business Days after the end of each March, June, September and December fiscal month of the Company), a Borrowing Base Certificate as of the last day of such fiscal month executed by the chief financial officer or the chief accounting officer of the Company, together with an aging report (in form reasonably satisfactory to the Bank) as of the last day of such fiscal month which shall provide aging details with respect to the Receivables of the Company.

          (e) Other Borrowing Base Certificates. In addition to the Borrowing Base Certificates required to be furnished to the Bank pursuant to Section 5.1(d), prior to the making of any Loan, a Borrowing Base Certificate as of the Business Day immediately prior to the date of the making of such Loan executed by the chief financial officer or the chief accounting officer of the Company. For purposes of any Borrowing Base Certificate delivered pursuant to this Section 5.1(e) (other than any Borrowing Base Certificate which is also being delivered pursuant to Section 5.1(d)), the valuation of the Eligible Inventory set forth therein may be as of the end of the fiscal month immediately prior to the date of such Borrowing Base Certificate.

          (f) Notices. Promptly after an officer of the Company obtains knowledge thereof, notice of (i) the occurrence of any Default of Event of Default, (ii) the occurrence of any material default with respect to any other Indebtedness of the Company or the Guarantor or under any indenture, agreement, lease or other instrument relating thereto or (iii) the occurrence of any other event or circumstance (including the institution of any litigation or other suit or proceeding) which could materially and adversely affect the business, operations (present or future), property, assets or condition (financial or other) of the Company and its Subsidiaries or of the Guarantor.

          (g) SEC Reports. As soon as available, copies of all proxy statements and other reports submitted by the Guarantor to its shareholders and of all periodic reports filed by the Guarantor with the Securities Exchange Commission (or any successor thereto).

          (h) Other Information. From time to time, such other information or documents (financial or other) as the Bank may reasonably request.

          5.2 Books, Records and Inspections. (a) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

          (b) The Company shall, and shall cause each of its Subsidiaries to, permit representatives of the Bank, upon reasonable notice, to visit and inspect its properties or assets, to examine its books and records and to take memoranda and extracts therefrom and to discuss its business, affairs, finances, accounts and prospects with, and be advised as to the same by, its officers and its independent certified public accounts, all at such reasonable times and intervals and to such reasonable extent as the Bank may request.

          5.3 Maintenance of Property. The Company shall, and shall cause each of its Subsidiaries to, keep all tangible property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted) and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto so that the efficiency thereof shall be preserved and maintained.

          5.4 Corporate Status. The Company shall, and shall cause each of its Subsidiaries to, do all things necessary and proper to preserve and keep in full force and effect (i) its corporate existence and (ii) its material rights, franchises, licenses, permits, patents, trademarks, tradenames, copyrights and similar or other intangible property rights.

          5.5. Insurance. (a) The Company shall, and shall cause each of its Subsidiaries to, (i) keep at all times all of its properties and assets adequately insured, with financially sound and responsible insurers, against loss or damage by fire, casualty and other hazards in such manner and to the extent that similar properties and assets are customarily insured by responsible companies operating properties and assets of the same or a similar character, (ii) maintain at all times adequate insurance, with financially sound and responsible insurers against liability on account of damage to persons and property and under all applicable workers' compensation laws in such manner and to the extent as may be reasonably prudent and (iii) from time to time, maintain, with financially sound and responsible insurers, such other insurance (including business interruption insurance) in such manner and to the extent as may be reasonably prudent or as may be maintained by responsible companies operating in the same or similar businesses or as the Bank may reasonably request. In no event shall the insurance coverage (both in terms of scope and amount) maintained by the Company and its Subsidiaries at any time be less than the insurance coverage maintained as of the date hereof as reflected on Schedule I. The Bank hereby acknowledges that, absent a change in relevant circumstances, the insurance coverage reflected in Schedule I satisfies the requirements set forth in this Section 5.5(a).

          (b) All insurance required to be maintained pursuant to Section 5.5(a) shall name the Bank as an additional insured and/or loss payee and further (i) provide for at least 30 days' prior written notice to the Bank of the cancellation or substantial modification thereof, (ii) provide that, in respect of the interests of the Bank in such insurance, such insurance shall not be invalidated by any action or inaction of the Company, any of its Subsidiaries or any other Person (other than the Bank), (iii) insure the Bank's interests regardless of any breach of or violation by the Company, any of its Subsidiaries or any other Person of any warranties, declarations or conditions contained in such insurance and (iv) provide that the Bank shall have the right (but not the obligation) to cure any default under such insurance.

          (c) The Company shall obtain, maintain and own a key-man life insurance policy on the life of Val G. Blaugh in the minimum amount of $1,000,000 issued by a financially sound and responsible insurer, naming the Company as owner and the beneficiary. The Company shall pay on a timely basis all premiums payable for such life insurance policy and shall not borrow against any cash surrender value of such life insurance policy.

          (d) The Company shall, and shall cause each of its Subsidiaries to, from time to time upon the request of the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance reasonably satisfactory to the Bank, of the maintenance of all insurance required to be maintained pursuant to this Section 5.5, including such copies as the Bank may reasonably request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

          (e) The provisions of this Section 5.5 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the other Loan Documents which require the maintenance of insurance.

          5.6 Business. The Company shall, and shall cause each of its Subsidiaries to, engage primarily in business of the same general character as that now conducted.

          5.7 Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply, in all material respects, with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership or operation of its property or assets.

          5.8 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, duly pay and discharge when due all material taxes, assessments, levies and other governmental charges imposed upon it or its properties or assets or upon its income, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property or assets, except such as are being contested diligently and in good faith by appropriate proceedings and as to which book reserves in an amount reasonably satisfactory to the Bank are being maintained.

          5.9 ERISA. The Company shall, and shall cause each ERISA Affiliate and each Employee Benefit Plan to, comply, in all material respects, with all applicable requirements of ERISA and the Code. Promptly (but in any event within ten Business Days) after the Company knows or has reason to know that: (a) an accumulated funding deficiency may be or has been incurred with respect to any Employee Benefit Plan, any Employee Benefit Plan has failed to maintain the minimum funding standard required for any plan year (of portion thereof), an application is to be made or has been made for a waiver or modification of the minimum funding standard or the extension of any amortization period under Section 412 of the Code with respect to any Employee Benefit Plan or any Employee Benefit Plan has an Unfunded Current Liability, (b) the occurrence of any Prohibited Transaction involving any Employee Benefit Plan or of any Reportable Event with respect to any Employee Benefit Plan, (c) any Employee Benefit Plan subject to Title IV of ERISA has been or may be terminated, reorganized, partitioned or declared insolvent under ERISA or the filing under Section 4041 of ERISA of a notice of intent to terminate any Employee Benefit Plan, (d) any event or circumstance exists which would constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan or the institution by the PBGC of any such proceedings, (e) the Company or any ERISA Affiliate will or may incur any liability to or on account of any Employee Benefit Plan under Sections 515, 4062, 4063, 4064, 4201 and 4204 of
ERISA, the Company shall deliver to the Bank a certificate of its chief executive officer or chief financial officer setting forth details as to such occurrence and the action, if any, which is required or proposed to be taken, together with any notices required or proposed to be filed with or by the Company, any ERISA Affiliate, the PBGC or the plan administrator with respect thereto. In addition, the Company shall promptly deliver to the Bank, at its request, a complete copy of the annual report (Form
5500) of each Employee Benefit Plan required to be filed with the Internal Revenue Service.

          5.10 Principal Banking Relationships. The Company shall, and shall cause each of the Subsidiaries to, maintain its principal commercial banking relationships (including its principal depository accounts and its principal cash management system) with the Bank.

          5.11 Maintenance of Liens. Upon the request of the Bank from time to time, the Company shall promptly, at its expense, duly execute, acknowledge and deliver (and thereafter duly register, file or record in all appropriate governmental offices) any document or instrument supplemental to or confirmatory of any Loan Document or otherwise reasonably necessary or desirable for the creation, perfection and/or protection of the Liens on the Collateral in favor of the Bank (including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction in order to place on the public records notice of the effect of any Loan Document) and shall take such further action as the Bank may reasonably request for the creation, perfection and/or protection of the Liens on the Collateral in favor of the Bank.

          5.12 Liens. (a) Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible) whether now owned or hereafter acquired other than: (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested as permitted by Section 5.8; (ii) Liens arising in the ordinary course of business (such as mechanics', materialmen's, banker's and similar liens) which were not incurred in connection with the incurrence of Indebtedness for borrowed money and which secure sums not yet due and payable or which are being contested as permitted by Section 5.8; (iii) pledges or deposits arising in the ordinary course of business to secure the performance of bids, tenders, leases, trade contracts, appeals, statutory obligations or other pledges or deposits of like general nature, provided that the aggregate amount of all such pledges and deposits shall not exceed $100,000 at any one time outstanding; (iv) easements, zoning restrictions, rights-of-way, reservations, minor defects and irregularities in title, and other similar title exceptions and encumbrances which do not in the aggregate materially detract from the value of, or materially interfere with the use of, the property subject thereto; (v) Liens created pursuant to the Loan Documents and any other Liens which secure obligations owed to the Bank; (vi) Liens listed or described on Schedule II (but not any renewal, extension or replacement thereof); (vi) Liens arising under any lease or sublease (under which the Company is the lessor or the lessee) granted or obtained in the ordinary course of business and not prohibited under the Loan Documents; and (vii) any attachment or judgment Lien not giving rise to an Event of Default.

          (b) Neither the Company nor any of its Subsidiaries shall enter into any agreement, commitment or understanding with any Person (other than the Bank) which limits or otherwise restricts its ability to grant a Lien upon or with respect to any of its property or assets.

          (c) The Guarantor shall not: (a) create, incur, assume or permit to exist any Lien upon or with respect to any of the capital stock of Company owned by it or (b) sell, transfer, assign or otherwise dispose of any of the capital stock of the Company owned by it.

          5.13 Corporate Existence. Neither the Company nor any of its Subsidiaries shall (a) wind up, liquidate or dissolve its business or affairs, (b) enter into any transaction of merger or consolidation or other business combination, (c) purchase or acquire (in one or a series of related transactions) any part of the property or assets of any other Person or (d) sell, lease, transfer or otherwise convey or dispose of any of its property or assets; except that the Company or any of its Subsidiaries may in the ordinary course of its business: (i) make purchases or sales of inventory, supplies and other similar items, (ii) make Capital Expenditures or (iii) sell or otherwise dispose of equipment which is obsolete or worn-out or no longer used or useful in its business.

          5.14 Investments. The Company shall not organize or own any Subsidiary. Neither the Company nor any of its Subsidiaries shall make or maintain any Investment in any other Person (including the Guarantor or any Affiliate thereof), except that the Company or any of its Subsidiaries may (a) create and hold accounts receivable owing to it, if created in the ordinary course of its business and payable or dischargeable in accordance with customary trade terms, (b) acquire and hold Cash Equivalents, (c) advance expenses to its employees in reasonable amounts and in the ordinary course of business and (d) make loans to its employees, provided that the aggregate principal amount of all such loans shall not exceed $50,000 at any one time outstanding.

          5.15 Indebtedness. Neither the Company nor any of its Subsidiaries shall contract, create, incur, assume, guaranty, become or remain liable in respect of or permit to exist any Indebtedness, except: (i) Indebtedness incurred under the Loan Documents and other Indebtedness owned to the Bank, (ii) accrued expenses and trade accounts payable incurred in the ordinary course of business or (iii) the Indebtedness listed on Schedule III (but not any renewal, extension, replacement, refunding or refinancing of any such Indebtedness).

          5.16 Dividends. The Company shall not, directly or indirectly (i) declare or pay any dividend or other distribution, or otherwise return any capital, to its shareholders or (ii) redeem, retire, purchase or otherwise acquire for value any of its capital shares of any class now or hereafter outstanding (or any options or warrants with respect to such capital shares or securities convertible or exchangeable into such capital shares); provided, however, that the Company may declare and pay dividends to its shareholders: (x) if, at the time of any such declaration or payment, there is no Tranche B Commitment then in existence and (y) if, at the time of any such declaration or payment and after giving effect thereto, there exists no Default or Event of Default.

          5.17 Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of it, other than on terms and conditions substantially as favorable to it as would be obtainable by it at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall transfer or otherwise dispose of any of its property or assets to the Guarantor (or any Affiliate thereof) other than for fair and adequate consideration. Nothing contained in this Section 5.17 shall prohibit: (i) the payment of reasonable compensation by the Company and its Subsidiaries to its officers and other employees, (ii) the payment of dividends by the Company to the extent permitted by Section 5.16, (iii) any payment permitted by Section 5.18, (iv) any loan permitted by
Section 5.14(d) or (iv) the payment, from time to time, to the Guarantor of such amounts as may be necessary to reimburse the Guarantor for taxes paid by it on a consolidated basis on behalf of itself and the Company (and its Subsidiaries) to the extent that such taxes are in respect of the earnings, income or assets of the Company (and its Subsidiaries).

          5.18 Management Fees. Neither the Company nor any of its Subsidiaries shall pay, or become obligated to pay, any management, consulting, administrative or similar or other fee to the Guarantor (or any Affiliate thereof); provided, however, that the Company may pay a fee to the Guarantor for administrative services in an amount not to exceed $15,000 per month if, at the time of any such payment and after giving effect thereto, no Event of Default described in Section 6.1 or 6.2 shall exist.

          5.19 Tangible Net Worth.  The Company shall not permit
Tangible Net Worth at any time to be less than the amount set forth below during the period indicated below:

               Period                             Amount

          Effective Date through
               December 30, 1995                $1,625,000

          December 31, 1995 through
               December 30, 1996                $1,900,000

          December 31, 1996 through
               December 30, 1997                $2,175,000

          Thereafter                            $2,450,000

          5.20 Consolidated Liabilities to Tangible Net Worth.
The Company shall not permit the ratio of Consolidated
Liabilities to Tangible Net Worth to exceed at any time the ratio set forth below during the period indicated below:

               Period                             Amount

          Effective Date through
               December 30, 1995                3.20 to 1.0

          December 31, 1995 through
               December 30, 1996                2.75 to 1.0

          December 31, 1996 through
               December 30, 1997                2.50 to 1.0

          Thereafter                            2.25 to 1.0

          5.21 Cash Flow Coverage. The Company shall not permit the ratio of Cash Flow to Adjusted Fixed Charges for any period of four consecutive fiscal quarters of the Company to be less than:

          1.05 to 1.0 at the end of any fiscal quarter of the Company ending on or after December 31, 1994, but prior to December 31, 1996,

          1.10 to 1.0 at the end of any fiscal quarter of the Company ending on or after December 31, 1996 but prior to December 31, 1997, or

          1.20 to 1.0 at the end of any fiscal quarter of the Company ending on or after December 31, 1997.

                            SECTION 6

                        Event of Default


          Upon the occurrence of any of the following events
(each an "Event of Default"):

          6.1 Principal. Default shall be made in the due and punctual payment of any principal of either of the Notes;

          6.2 Interest. Default shall be made in the due and punctual payment of any Commitment Fee or any interest on either of the Notes and such default shall continue unremedied for a period of three days;

          6.3 Certain Covenants. Default shall be made in the due observance or performance of any covenant or condition required to be performed or observed by the Company or the Guarantor pursuant to Section 5.1(d), 5.1(e), 5.1(f), 5.2(b), 5.6, 5.7, 5.8, 5.9, 5.10, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17,
5.18, 5.19, 5.20 or 5.21 or the occurrence of the circumstances set forth in the last sentence of Section 8.2(c).

          6.4 Certain Other Covenants. Default shall be made in the due observance or performance of any covenant or condition required to be performed or observed by the Company or the Guarantor pursuant to Section 5.1(a), (b), (c), (g) or (h), 5.2(a), 5.3, 5.4, 5.5 or 5.11 and such default shall continue unremedied for a period of ten days;

          6.5 Other Covenants. Default shall be made in the due observance or performance of any other covenant or condition required to be observed or performed by the Company or the Guarantor pursuant to any of the Loan Documents, which default is not remedied (i) within ten days after written notice from the Bank or (ii) if such default is capable of being remedied, but not capable of being remedied within such ten day period, within such additional period (not to exceed 90 days after written notice from the Bank) as long as the Company or the Guarantor, as the case may be, promptly commences, and thereafter diligently proceeds, to remedy such default as promptly as possible;

          6.6  Representations and Warranties.  Any
representation or warranty made by the Company or the Guarantor in any of the Loan Documents or in any writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed to have been made);

          6.7  Other Obligations.  Any Designated Person shall:
(i) fail to pay any installment of principal of, or interest on, any other Indebtedness (other than any Indebtedness subject to the Subordination Agreement) for borrowed money in a principal amount in excess of $100,000, whether now or at any time hereafter outstanding, whether at maturity, by call for redemption, acceleration, declaration or otherwise, (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such other Indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such other Indebtedness or (iii) any such other Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          6.8 Judgments. One or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against any Designated Person and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          6.9 ERISA. Any of the following events shall occur or exist with respect to the Company and/or any ERISA Affiliate:
(i) an accumulated funding deficiency has been incurred with respect to any Employee Benefit Plan, any Employee Benefit Plan shall fail to maintain the minimum funding standard required for any plan year (or portion thereof), a waiver or modification of such minimum funding standard or extension of any amortization period shall be sought or granted under Section 412 of the Code with respect to any Employee Benefit Plan or any Employee Benefit Plan shall have an Unfunded Current Liability; (ii) there shall occur any Prohibited Transaction involving any Employee Benefit Plan or any Reportable Event with respect to any Employee Benefit Plan; (iii) any Employee Benefit Plan shall be or is likely to be terminated, reorganized, partitioned or declared insolvent under ERISA or the filing under Section 4041 of ERISA of a notice of intent to terminate any Employee Benefit Plan; (iv) any event or circumstance exists which would constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Employee Benefit Plan, or the institution by the PBGC of any such proceedings; or (v) any liability has been incurred or is likely to be incurred to or on account of any Employee Benefit Plan under Sections 515, 4062, 4063, 4064, 4201 and 4204 of ERISA; and in each case above, such event or condition, together with all other events or conditions, if any, would subject the Company and/or any ERISA Affiliate to any tax, penalty or other liability to an Employee Benefit Plan, the PBGC, a Section 4049 Trust (within the meaning of Section 4049 of ERISA) or a Section 4042 Trustee (within the meaning of Section 4062(d) of ERISA), or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $100,000;

          6.10 Change of Control. Any "person" or "group", within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than: (i) in the case of the Company, the Guarantor or (ii) in the case of the Guarantor, any such "person" or "group" which is the "beneficial owner" on the date hereof of capital stock of the Guarantor entitled to voting power in the election of directors of 10% or more) hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of capital stock of either of the Company or the Guarantor entitled at the time to voting power in the election of directors of 10% or more;

          6.11 Loan Documents. Any of the Loan Documents (or any provision thereof) shall cease for any reason whatsoever to be in full force or effect or shall cease for any reason whatsoever to give the Bank the Liens, rights, powers and privileges purported to be created thereby or shall be declared null and void or the validity or enforceability thereof shall be contested in any legal proceedings by the Company or the Guarantor (or any Person acting on behalf of the Company or the Guarantor) or the Company or the Guarantor (or any Person acting on behalf of the Company or the Guarantor) shall deny or disaffirm in writing any of its obligations thereunder;

          6.12 Insolvency. Any Designated Person commences a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Designated Person under the Bankruptcy Code and relief is ordered against any Designated Person or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or any Designated Person is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Designated Person; or any Designated Person commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Designated Person or there is commenced against any Designated Person any such proceedings which remains undismissed for a period of 60 days or any Designated Person is adjudicated insolvent or bankrupt; or any Designated Person fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or any Designated Person by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 60 days; or any Designated Person makes a general assignment for the benefit of creditors; or any action is taken by any Designated Person for the purpose of effecting any of the foregoing; or

          6.13 Material Adverse Change. Any other event shall occur which the Bank reasonably believes has or will have a material adverse effect on the business, assets, properties, condition (financial or other), operations or prospects of the Company and the Guarantor (taken as a whole) and, as a result thereof, the Bank shall, in good faith, deem itself insecure and believe the prospects for repayment or performance under the Loan Documents are materially impaired;

then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, either or both the following actions may be taken: (i) the Bank, by written notice to the Company, may declare the principal of, and accrued interest in respect of, the Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in any of the Loan Documents to the contrary notwithstanding, and (ii) the Bank, by written notice to the Company, may declare the Total Commitment terminated, whereupon the obligation of the Bank to make Loans shall terminate immediately and any accrued Commitment Fees shall forthwith become due and payable without any other notice of any kind; provided that if an Event of Default described in Section
6.12 shall occur, the result which would otherwise occur only upon the giving of written notice as specified in clauses (i) and
(ii) above shall occur automatically without the giving of any such notice.

                            SECTION 7

                 Representations and Warranties

          In order to induce the Bank to enter into this Agreement and to make the Loans, the Company and the Guarantor jointly and severally represent and warrant to the Bank as follows:

          7.1 Good Standing. Each of the Company, the Guarantor and each Subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to engage, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction wherein the failure to so qualify would have a material adverse effect.

          7.2 Corporate Power. The execution, delivery and performance by the Company and the Guarantor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on its part and do not and will not:
(a) contravene its charter or bylaws (or other constituent instruments); (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction decree, determination or award applicable to the Company or the Guarantor; (c) result in a breach of, or constitute a default or require any consent (other than the consents set forth on Schedule 7.2 which consents have been duly obtained) under, any agreement or instrument to which the Company or the Guarantor is party or by which it or its properties may be bound or affected;
(d) other than the Liens created pursuant to the Loan Documents, result in, or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or the Guarantor; or (e) cause the Company or the Guarantor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such agreement or instrument.

          7.3 Approvals. Other than such filings or recordings which may be necessary or desirable to perfect the Liens intended to be created by the Loan Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

          7.4 Legally Enforceable Agreements. This Agreement is, and each of the other Loan Documents when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Company and/or the Guarantor, enforceable in accordance with its terms.

          7.5 Litigation. There are no actions, suits or proceedings pending or threatened against or affecting the Company, the Guarantor or any Subsidiary of the Company before any Governmental Authority or any arbitrator, which are reasonable likely, either individually or in the aggregate, to have a material and adverse effect upon the financial condition, operations, properties or business of either the Company or the Company and the Guarantor (taken as a whole). Neither the Company nor the Guarantor nor any Subsidiary of the Company is in default in any material respect under any applicable law or governmental regulation or under any order, writ, judgment, injunction, decree, determination or award applicable to it or under any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.

          7.6 Financial Statements. The unaudited balance sheet of the Company as of December 31, 1994 and the related unaudited statements of operations and stockholder's equity and cash flows of the Company for the fiscal year then ended, and the unaudited balance sheet of the Company as of April 2, 1995 and the related unaudited statements of operations and stockholder's equity and cash flows of the Company for fiscal period then ended, copies of which have been furnished to the Bank, fairly present, in all material respects, the financial condition of the Company as of such dates and the results of the operations and cash flows of the Company for the periods covered thereby, all in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments in the case of the April 2, 1995 financial statements. Since December 31, 1994, there has been no material adverse change in the condition (financial or other), business, properties, operations or prospects of the Company.

          (b) The consolidated balance sheet of the Guarantor and its Subsidiary as of December 31, 1994 and the related consolidated statements of operations and stockholders' equity and cash flow of the Guarantor and its Subsidiary for the fiscal year then ended, and the accompanying footnotes, together with the report thereon of Ernst & Young LLP, independent certified public accountants, copies of which have been furnished to the Bank, fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiary as of such date and the consolidated results of the operations and cash flows of the Guarantor and its Subsidiary for the period covered thereby, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1994, there has been no material adverse change in the condition (financial or other), business or operations of the Guarantor and its Subsidiary taken as a whole.

          7.7 Ownership and Liens. The Company and each of its Subsidiaries has good and marketable title to, or a valid leasehold estate in, all of its properties and assets, and none of such properties or assets is subject to any Lien, other than Permitted Liens.

          7.8 Taxes. The Company and each of its Subsidiaries has filed all tax returns (federal, state, local or other) required to be filed by it and, except to the extent being contested in good faith as permitted by Section 5.8, has paid all taxes, assessments, levies and other governmental charges which are due pursuant to such returns and all other taxes, assessments, levies and other governmental charges which have become due, including all interest and penalties. The reserves for taxes reflected in the financial statements delivered to the Bank pursuant to Section 7.6 are adequate.

          7.9 Margin Rules. None of the proceeds of the Loans will be used to purchase or carry, or refinance any borrowing the proceeds of which were used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Neither the Company nor any of its Subsidiaries owns any Margin Stock. No part of the proceeds of the Loans will be used in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.10 Subsidiaries. As of the date of this Agreement, the Company does not have any Subsidiaries.

          7.11 Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws, statutes, regulations and orders of, and applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business or the ownership or operation of its properties or assets. The Company and each of its Subsidiaries has obtained all material governmental permits and licenses necessary or desirable to the conduct of its business as presently conducted and all such permits and licenses are presently in full force and effect and neither the Company nor any of its Subsidiaries is in material default thereunder.

          7.12 Patents, Etc. The Company and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, formulas, inventions and other intangible property rights, or rights with respect thereto, necessary for the conduct of its business as presently conducted, without any conflict with, or violation of, the rights of others.

          7.13 Adverse Agreements. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, award, law, rule or regulation, which materially and adversely affects, or in the future is reasonably likely to materially and adversely affect, its business, operations, properties or assets, condition (financial or other) or prospects.

          7.14 Compliance with ERISA. Each Employee Benefit Plan complies in all material respects with the requirements of the Code and ERISA; no Employee Benefit Plan is insolvent or in reorganization, no Employee Benefit Plan has an Unfunded Current Liability, and no Employee Benefit Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred any material liability to or on account of an Employee Benefit Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA
or expects to incur any liability under any of the foregoing Sections on account of the termination of participation in any such Employee Benefit Plan; no proceedings have been instituted to terminate any Employee Benefit Plan; no condition exists which presents a risk to the Company or any ERISA Affiliate of incurring a material liability to or on account of an Employee Benefit Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Company or any ERISA Affiliate exists or is likely to arise on account of any Employee Benefit Plan; and the Company and each ERISA Affiliate may terminate any Employee Benefit Plan maintained by it without incurring any material unfunded liability to any person interested therein, except as disclosed in Schedule 7.14. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA to any Multiemployer Plan or expects to incur any liability under the foregoing Sections on account of the termination of contributions to any such Multiemployer Plan.

          7.15 True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of the Company or the Guarantor to the Bank for purposes of or in connection with the Loan Documents or any transaction contemplated thereby is, and all other such factual information hereafter furnished by or on behalf of the Company or the Guarantor to the Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

                            SECTION 8

                          Miscellaneous

          8.1 Definitions. In addition to the terms defined in the recitals and elsewhere herein, as used herein the following terms have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

          "Adjusted Fixed Charges" means for any period, an amount equal to the sum of (i) the Current Maturities for such period, (ii) the amount of all Capital Expenditures made by the Company and its Subsidiaries during such period determined in accordance with GAAP on a consolidated basis and (iii) the consolidated interest expense of the Company and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person; provided that, for purposes of Section 5.17 and the definition of "Eligible Receivables", an Affiliate shall include any stockholder of the Company or any director, officer or employee of the Company or any Affiliate of any such stockholder, director, officer or employee or any relative (by blood, marriage or adoption) of any such stockholder, director, officer or employee. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Margin" means 1%; provided, however, that, if at the end of any fiscal quarter of the Company:

          (a) the ratio of Consolidated Liabilities to Tangible Net Worth at the end of such quarter is 2.50 to 1.0 or less and the ratio of Cash Flow to Adjusted Fixed Charges for the period of four consecutive fiscal quarters then ending is at least 1.15 to 1.0, then the Applicable Margin shall be .75% for the next fiscal quarter;

          (b) the ratio of Consolidated Liabilities to Tangible Net Worth at the end of such quarter is 2.0 to
     1.0 or less and the ratio of Cash Flow to Adjusted Fixed Charges for the period of four consecutive fiscal quarters then ending is at least 1.2 to 1.0, then the Applicable Margin shall be .50% for the next fiscal quarter;

          (c) the ratio of Consolidated Liabilities to Tangible Net Worth at the end of such quarter is 1.50 to 1.0 or less and the ratio of Cash Flow to Adjusted Fixed Charges for the period of four consecutive fiscal quarters then ending is at least 1.25 to 1.0, then the Applicable Margin shall be .25% for the next fiscal quarter; or

          (d) the ratio of Consolidated Liabilities to Tangible Net Worth at the end of such quarter is 1.0 to
     1.0 or less and the ratio of Cash Flow to Adjusted Fixed Charges for the period of four consecutive fiscal quarters then ending is at least 1.30 to 1.0, then the Applicable Margin shall be 0%.

          "Borrowing Base Certificate" means a certificate in the form of Annex G.

          "Borrowing Base Deficiency" means, at any time, the amount, if any, by which the Tranche A Loans outstanding at such time exceeds the Tranche A Borrowing Base in effect at such time.

          "Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which commercial banks in Dayton, Ohio are authorized or permitted by law or other governmental action to close.

          "Capital Expenditures" means any purchase or other acquisition of fixed or capital assets and any capitalized expenditure on account of major repairs or improvements to property, plant or equipment or to any other fixed or capital assets and any expenditure for sample books.

          "Capitalized Lease" means any lease which should be capitalized in accordance with GAAP.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of the Bank or any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $200,000,000 with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
(iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess if $500,000,000 and commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Group or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. and in each case maturing not more than six months after the date of acquisition and (v) investments in money market mutual funds, rated in one of the two highest rating categories applicable thereto by either Standard & Poor's Rating Group or Moody's Investors Services, Inc., substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "Cash Flow" means, for any period, an amount equal to:
(a) the sum of (i) Consolidated Net Income for such period, (ii) the consolidated depreciation and amortization expense of the Company and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis and (iii) the consolidated interest expense of the Company and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis minus (b) the sum of (i) the aggregate amount of all dividends and other distributions paid by the Company on any of its capital shares during such period and (ii) the aggregate amount applied by the Company to purchase, redeem, retire or otherwise acquire any of its capital shares during such period.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, including any rules or regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" means the property and assets (and the proceeds thereof) which are subject from time to time to the Liens intended to be created by the Loan Documents.

          "Commitment Fee" means the Tranche A Commitment Fee and the Tranche B Commitment Fee.

          "Consolidated Liabilities" means, at any time, the consolidated total liabilities of the Company and its Subsidiaries, determined in accordance with GAAP on a consolidated basis.

          "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Subsidiaries for such period after provision for all income taxes, determined in accordance with GAAP on a consolidated basis, but without giving effect to any extraordinary gains or to any gain on the sale of assets (other than sales of inventory in the ordinary course of business).

          "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "Current Maturities" means, for any period, the sum of (without duplication): (i) the aggregate current maturities of the consolidated long term Indebtedness of the Company and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis and (ii) the aggregate Tranche B Excess Amounts occurring in such period.

          "Default" means any event, act or condition which with notice or lapse of time or both would constitute an Event of Default.

          "Default Rate" means, for any day with respect to any Loan, a rate of interest per annum equal to 4% in excess of the interest rate otherwise applicable to such Loan.

          "Defaulted Receivable" means any Receivable as to which any payment (or part thereof) remains unpaid for 90 days from the original invoice date therefor.

          "Designated Person" means the Guarantor, the Company or any Subsidiary of the Company.

          "Dollars" and the sign "$" means lawful money of the United States of America.

          "Eligible Inventory" means, at any time, the sum of the gross dollar value (valued in accordance with GAAP) of the Inventory owned by the Company which satisfies the following requirements:

               (a) is lawfully owned by the Company and is not subject to any Lien (other than any Lien generally applicable to the Company's property and assets for taxes not yet due and payable), or other claim or consignment, and has not been leased to third Persons;

               (b)  is not Obsolete Inventory;

               (c)  the Company has the right of assignment
          thereof and the power to grant a security interest therein;

               (d) arose or was acquired in the ordinary course of business;

               (e) does not represent raw materials, work-in-process, stores or supplies, spare parts, goods to be returned to suppliers, damaged goods, or goods-in-transit to third Persons;

               (f) does not represent goods returned or rejected by customers which cannot be resold in the ordinary course of the Company's business;

               (g)  with respect to which the Bank has a
          perfected, first priority security therein, subject only to Liens generally applicable to the Company's property and assets for taxes not yet due and payable;

               (h)  if such Inventory constitutes a roll of
          fabric, there is 15 yards or more of fabric remaining on such roll;

               (i) as to which the Bank has not notified the Company that the Bank has determined, in its reasonable discretion, that such Inventory (or class or type of Inventory) is not acceptable;

               (j)  is located at the Company's principal
          facilities in Dayton, Ohio; and

               (k)  which otherwise conforms to the
          representations and warranties contained in the Security Agreement;

less (x) any reserve required by the Bank in its reasonable discretion for special order goods, market value declines, obsolescence and bill and hold (deferred shipment) sales, (y) any reserves otherwise required by GAAP and (z) the amount of any progress payments, predelivering payments, deposits and any other sums received by the Company in anticipation of the sale of such Inventory.

          "Eligible Receivables" means, at any time, the gross amount of all Receivables of the Company which satisfy the following requirements:

               (a) is lawfully owned by the Company and is not subject to any Lien (other than any Lien generally applicable to the Company's property and assets for taxes not yet due and payable) or other claim,

               (b)  the account debtor of which is a United
          States resident, is not an Affiliate of the Company and is not a Governmental Authority,

               (c)  the account debtor of which is not a Person
          (or a member of a class of Persons) as to which the Bank in its reasonable discretion has advised the Company is not acceptable,

               (d)  the account debtor of which is not the
          account debtor of any Defaulted Receivables in the aggregate amount of 50% or more of the aggregate
          Receivables owned by such account debtor,

               (e)  is not a Defaulted Receivable,

               (f) is required to be paid in full within 30 days of the invoice date therefor,

               (g) is denominated and payable only in Dollars in the United States,

               (h) arose in the ordinary course of the Company's business from the performance of services or the sale of goods,

               (i)  does not arise from a consumer transaction
          (i.e., the direct provision of goods or services that are primarily personal, family or household in nature),

               (j) is in full force and effect and constitutes the legal, valid and binding obligation of the account debtor enforceable against such account debtor in accordance with its terms,

               (k) is not subject to any credit, allowance, discount (other than any applicable discount for prompt payment), dispute, offset, counterclaim or defense whatsoever and as to which the account debtor has not objected to his liability or the amount thereof or has not returned or claimed the right to return any of the goods from the sale out of which the Receivable arose;

               (l) the Company has not received any notice of the death of the account debtor or of any dissolution, termination of existence, insolvency, or business failure of the account debtor or of any bankruptcy or insolvency proceedings by or against the account debtor,

               (m)  does not contravene any laws, rules or
          regulations applicable thereto (including laws, rules, regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party is in violation of any such law, rule or regulation,

               (n) satisfies or complies with the Company's customary credit and collection policies and practices and such other criteria and requirements as the Bank may from time to time reasonably specify to the Company following ten day's prior written notice,

               (o) as to which, the Bank has not notified the Company that the Bank has determined, in its reasonable discretion, that such Receivable (or class of Receivables) is not acceptable,

               (p)  with respect to which the Bank has a
          perfected, first priority security interest therein, subject only to Liens generally applicable to the Company's property and assets for taxes not yet due and payable;

               (q) does not represent billings in excess of revenues earned on a contract on progress,

               (r) does not arise out of a contract or purchase order which contains a provision prohibiting any assignment thereof or the creation of a security interest and such provision is legally effective to prohibit such assignment or the creation of a security interest, and

               (s)  which otherwise conforms to the
          representations and warranties contained in the Security Agreement;

less (i) any contra account applicable to any such Receivable,
(ii) the amount of any finance charges, late payment charges and sales and other taxes included as a part of any such Receivable,
(iii) appropriate reserves for any other matter affecting the creditworthiness of the account debtors or otherwise required in accordance with GAAP, (iv) bill and hold (deferred shipment) transactions and (v) any portion of any such Receivable which arose from the sale of a sample book.

          "Employee Benefit Plan" means any employee benefit, welfare or other plan (including any Multiemployer Plan) established or maintained for employees of the Company or any ERISA Affiliate or to which contributions have been made by the Company or any ERISA Affiliate.

          "Environmental Law" means any federal, state or local law, statute, rule, regulation or ordinance relating to public health, safety or the environment, including relating to the release, discharge, emission or disposal to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous, toxic or other materials or substances (including petroleum, its derivatives, by-products or other hydrocarbons), or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances or materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules or regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or unincorporated trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company or any member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Company.

          "Existing Agreement" means the Loan and Security
Agreement dated as of May 27, 1992, as amended, between Bank of America Illinois (formerly, Continental Bank N.A.) and the
Company.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1994 furnished to the Bank pursuant to Section 7.6.

          "Governmental Authority" mean any court, government (or governmental or political subdivision thereof) or governmental department, commission, agency, body, instrumentality or authority (including the PBGC or any central bank (or comparable authority)).

          "Indebtedness" means, as to any Person, without duplication, (i) all obligations and liabilities of such Person which in accordance with GAAP would be classified upon a balance sheet of such Person as liabilities of such Person, including all indebtedness or other obligations (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person whether or not such liabilities have been assumed by such Person, (iv) all liabilities of such Person under Capitalized Leases and (v) all Contingent Obligations of such Person.

          "Initial Loan" means the initial Loan(s) to be incurred by the Company on the Effective Date, the proceeds of which shall be applied as provided in Section 1.10.

          "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of any stock, obligations or other securities of, or any interest in, any other Person, any direct or indirect capital contribution by such Person to any other Person or any direct or indirect loan, advance or other extension of credit by such Person to any other Person.

          "Inventory" has the meaning assigned to such term in
Section 1309.07(D) of the Ohio Revised Code.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease (including Capitalized Leases) having substantially the same effect as any of the foregoing) or any other charge, claim, restriction, equity, option, easement, right of way, exception, reservation, mechanic's, materialman's or similar lien, lease or similar or other encumbrance on or with respect to any property or assets.

          "Loan" means either a Tranche A Loan or a Tranche B
Loan.

          "Loan Documents" means this Agreement, the Security Agreement, the Notes, the Mortgage, the Subordination Agreement, the Life Insurance Assignment and any other agreement, document or instrument executed and delivered by the Company and/or the Guarantor to the Bank in connection with the transactions contemplated hereby, as the same may be amended, modified and/or supplemented from time to time.

          "Monthly Payment Date" means the last day of each month, commencing with June 30, 1995.

          "Multiemployer Plan" means an Employee Benefit Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate.

          "Note" means either the Tranche A Note or the Tranche B
Note.

          "Obligations" means all of the direct and contingent obligations of the Company now or hereafter existing under or in respect of the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and any renewals, extensions or substitutions therefor.

          "Obsolete Inventory" means any Inventory owned by the
Company: (i) which is located at, or has been designated for sale at, the Company's "outlet" store located at Dayton, Ohio or
(ii) with respect to which 12 months have elapsed since the date of the last sale of such item of Inventory.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" means such Liens as are permitted by
Section 5.12(a).

          "Person" means any individual, firm, corporation, partnership, association, limited liability company, joint venture, trust or other enterprise or entity or any Governmental
Authority.

          "Prime Rate" means the rate which the Bank announces from time to time at its Principal Office as its prime rate; any change of interest resulting from a change in the Prime Rate shall be effective on the effective date of each change therein; it is understood that the Prime Rate is one of the Bank's index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which the Bank calculates interest or extends credit.

          "Principal Office" means the principal office of the Bank in Dayton, Ohio, presently located at Kettering Tower,
Dayton, Ohio 45401.

          "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code except those transactions for which a statutory or class exemption is available under Section 408 of ERISA or Section 4975 of the Code or for which an administrative exemption has been requested and received pursuant to Section 408 of ERISA or Section 4975 of the Code.

          "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under
Section 412(d) of the Code.

          "Quarterly Payment Date" means each March 31, June 30,
September 30 and December 31, commencing with June 30, 1995.

          "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person and/or any other Subsidiary of such Person.

          "Tangible Net Worth" means, at any time, the excess of the consolidated net assets of the Company and its Subsidiaries determined in accordance with GAAP on a consolidated basis over Consolidated Liabilities, excluding from any such determination of net assets the sum of the following: (i) goodwill, (ii) patents, copyrights, trademarks, trade names and similar and other intangible property rights, (iii) licenses, (iv) organizational expenses and similar or other deferred expenses or charges, (v) research and development expenses, (vi) treasury shares, (vii) non-competition agreements and (viii) loans and advances to shareholders, directors, officers or employees.

          "Total Commitment" means the Tranche A Commitment and the Tranche B Commitment.

          "Tranche A Borrowing Base" means, at any time, an amount equal to the lesser of (a) the Tranche A Commitment in effect at such time or (b) an amount equal to the sum of (i) 80% of Eligible Receivables at such time and (ii) the lesser of (x) the Tranche A Inventory Amount at such time or (y) $1,700,000.


          "Tranche A Commitment" means, during each period set forth below, the amount set forth below opposite such period:

          Period                        Tranche A Commitment
          ------                        --------------------

     Effective Date through
          August 31, 1995                    $ 3,100,000

     September 1, 1995 through
          November 30, 1995                  $ 3,200,000

     December 1, 1995 through
          February 29, 1996                  $ 3,300,000

     March 1, 1996 through
          May 31, 1996                       $ 3,400,000

     June 1, 1996 through
          August 31, 1996                    $ 3,500,000

     September 1, 1996 through
          November 30, 1996                  $ 3,600,000

     December 1, 1996 through
          February 28, 1997                  $ 3,700,000

     March 1, 1997 through
          May 31, 1997                       $ 3,800,000

     June 1, 1997 through
          May 31, 1998                       $ 4,125,000

as any such amount may be reduced pursuant to Section 1.9.

          "Tranche A Interest Rate" means a rate of interest per annum equal to the Prime Rate in effect from time to time plus the then Applicable Margin.

          "Tranche A Inventory Amount" means, at any time, an amount equal to the sum of:

          (a) 50% of the Eligible Inventory at such time which in accordance with the Company's historic practices has been classified in the Company's accounting records as "trim", "multipurpose",
               "drapery" or "woven upholstery";

          (b) 40% of the Eligible Inventory at such time which in accordance with the Company's historic practices has been classified in the Company's accounting records as "casement/sheer",
               "wallpaper" or "other"; and

          (c) 25% of the Eligible Inventory at such time which in accordance with the Company's historic practices has been classified in the Company's accounting records as "sample".

          "Tranche A Termination Date" means May 31, 1998.

          "Tranche B Commitment" means, during each period set forth below, the amount set forth below opposite such period:

          Period                             Tranche B Commitment
          ------                             --------------------

     Effective Date through
          August 31, 1995                    $1,025,000

     September 1, 1995 through
          November 30, 1995                  $  925,000

     December 1, 1995 through
          February 29, 1996                  $  825,000

     March 1, 1996 through
          May 31, 1996                       $  725,000

     June 1, 1996 through
          August 31, 1996                    $  625,000

     September 1, 1996 through
          November 30, 1996                  $  525,000

     December 1, 1996 through
          February 28, 1997                  $  425,000

     March 1, 1997 through
          May 31, 1997                       $  325,000

as any such amount may be reduced pursuant to Section 1.9.

          "Tranche B Excess Amount" means, for any consecutive three month period commencing on March 1 and ending on May 31, commencing on June 1 and ending on August 31, commencing on September 1 and ending on November 30 or commencing on December 1 and ending on February 28 (or February 29, if applicable), the amount by which the average principal amount of the Tranche B Loans outstanding during such three month period exceeds the Tranche B Commitment to be in effect on the first day of the next succeeding three month period.

          "Tranche B Interest Rate" means a rate of interest per annum equal to the Prime Rate in effect from time to time plus 2%
(or, if the aggregate principal amount of Tranche B Loans outstanding as of May 31, 1996 is greater than $500,000, then, from and after May 31, 1996, plus 3%).

          "Tranche B Termination Date" means May 31, 1997.

          "Receivable" means any "account" as such term is defined in the UCC as in effect on the date hereof in the State of Ohio.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Employee Benefit Plan means the amount, if any, by which the present value of the accrued benefits under such Employee Benefit Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph, or cable.

          8.2 Accounting Principles; Computations. (a) Except as otherwise provided herein, all financial statements to be prepared, and all accounting and other financial computations and determinations to be made, under this Agreement shall be prepared and made in accordance with GAAP.

          (b) All computations of interest and Commitment Fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.

          (c) If, at any time, there is any change (i) in generally accepted accounting principles (including any change in the application or interpretation thereof and any introduction of any new accounting principles) or (ii) any applicable law or rule, regulation, order, guideline or request (whether or not having the force of law) of any Governmental Authority (including any change in the application, interpretation or administration thereof and any introduction of any new law, rule, regulation, order, guideline or request) and the Bank determines that any such change (either individually or in the aggregate have or would have, directly or indirectly, a material effect (either positively or negatively) upon any accounting or financial computation or determination to be made under the Loan Documents (including those computations and determinations to be made under Section 5.19, 5.20 and 5.21)), then the Bank shall give written notice of such determination to the Company and the Guarantor and thereafter the Bank, the Company and the Guarantor shall promptly negotiate in good faith to make such modifications or amendments to the Loan Documents as may be appropriate in view of any such change. If the Bank, the Company and Guarantor shall fail to agree upon such modifications or amendments within 60 days after the date of the Bank's notice, then such failure shall constitute an Event of Default under the Loan Documents and, thereupon, the Bank shall be entitled to all of the rights and remedies which result from the occurrence of an Event of Default.

          8.3 Exercise of Rights. Neither the failure nor delay on the part of the Bank to exercise any right, power, or privilege hereunder shall, in and of itself, operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have. No notice to or demand on the Company or the Guarantor in any case shall, in and of itself, entitle the Company or the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

          8.4 Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company, the Guarantor and the Bank.

          8.5 Expenses. The Company shall promptly pay all out-of-pocket expenses of the Bank reasonably incurred in connection with the development, preparation, execution, delivery, recordation, filing, administration, amendment, modification, waiver and enforcement of Loan Documents, including the reasonable fees and expenses of Chernesky, Heyman & Kress, counsel for the Bank, as well as any other counsel for the Bank. In addition, the Company agrees to pay, and to save the Bank harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with the execution or delivery of the Loan Documents, the borrowings hereunder or the issuance of the Notes. Moreover, the Company shall indemnify, defend, and hold the Bank (and its Affiliates, directors, officers, employees, representatives, and agents) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, amounts paid in settlement, actions, judgments, suits, costs, expenses or disbursements (including interest and reasonable attorneys' fees and expenses) of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the them, directly or indirectly, as a result of, arising out of or based upon: (i) any of the Loan Documents or in any other way connected with the administration of the transactions contemplated thereby or the enforcement of any of the terms thereof or the preservation of any rights thereunder; (ii) the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition sale, return or other disposition of or use of the Collateral (including latent or other defects, whether or not discoverable), the violation or alleged violation by the Company or the Guarantor of any law or governmental rule or regulation, any tort (including claims arising or imposed under the doctrine of strict liability or for or on account of injury to or the death of any Person or for property damage) or any contract claim against the Company or the Guarantor; (iii) a breach by the Company or the Guarantor of any of its representations, warranties or agreements contained in or made pursuant to any Loan Document or any action taken or omitted to be taken by the Company or the Guarantor in violation of any of the Loan Documents; or (iv) any pending or threatened litigation, investigation or proceeding or any pending or threatened claim arising under any Environmental Law or otherwise as a result of the storage, use, disposal, generation, seepage, spill or discharge of any hazardous, toxic or other material or substance on any real property owned or leased by the Company or as a result of any hazardous, toxic or other material or substance contained therein or thereon or as a result of any violation or alleged violation by the Company of any Environment Law; provided that the Company shall not be liable hereunder with respect to any claim directly arising out of the gross negligence or willful misconduct of the Bank, as established by a final, non-applicable judicial determination. All obligations under this Section 8.5 shall survive any termination of this Agreement.

          8.6 Successors. The Loan Documents shall bind, and the benefits thereof shall inure to, the Company, the Guarantor and the Bank and their respective successors and assigns provided that the Company and the Guarantor may not transfer or assign any of their rights or obligations thereunder without the prior written consent of the Bank. The Bank may make, carry or transfer Loans at, to or for the account of, any of its branch or lending offices or the office (or any branch or lending office) of any Affiliate of the Bank and the Bank may assign or grant participation in its rights and obligations under the Loan Documents, provided that no such assignment shall release the Bank from its obligations thereunder without the prior written consent of the Company and the Guarantor. Notwithstanding the foregoing, the Bank shall not assign its rights or obligations under the Loan Documents to any Person (other than to an Affiliate of the Bank) without the prior written consent of the Company and the Guarantor (which consent shall not be unreasonably withheld or delayed).

          8.7 Interpretation. The descriptive headings of the provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The terms "this Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement (including the Schedules and Annexes hereto) in its entirety and not to any particular provision or portion of this Agreement. When a reference is made to Sections, Schedules or Annexes, such reference shall be to a Section of, or a Schedule or Annex to, this Agreement, unless otherwise indicated. Whenever the words "include", "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation".

          8.8 Notices. (a) All notices, requests, demands or other communications to or upon the parties shall be in writing and shall be deemed to have been given or made, when (i) delivered personally, (ii) one Business Day has elapsed after being sent by the use of a reputable overnight courier service,
(iii) sent by a facsimile transmission (which is confirmed), or
(iv) three Business Days have elapsed after being mailed by certified or regular mail, postage prepaid, addressed to the Company, the Guarantor or the Bank, as the case may be, at their respective addresses shown opposite their signatures hereto or at such other address as any party may hereafter specify in writing, except that any notice or other communication given by the Company to the Bank pursuant to Section 1 and any notice with respect to a change of address shall be deemed to be given or made only when actually received by the party to whom such communication was sent. No other method of giving notice is hereby precluded.

               (b) The Bank is authorized to act on oral or telephonic instructions from a person who the Bank in good faith believes to have the authority to act on behalf of the Company. If there is any conflict between any oral or telephonic instructions given to the Bank and any subsequent written confirmation thereof, the oral or telephonic instructions shall control.

          8.9 Survival. All representations and warranties contained in the Loan Documents or otherwise made in writing in connection therewith shall survive the execution and delivery of Loan Documents.

          8.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

          8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument.

          8.12 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Bank is hereby authorized at any time or from time to time, without notice to the Company, the Guarantor or any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Company or the Guarantor against and on account of the obligations and liabilities of the Company and the Guarantor to the Bank under the Loan Documents, including all claims of any nature or description arising out of or connected with any of the Loan Documents, irrespective or whether or not the Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          8.13 Severability. If any provision of any Loan Document or the application thereof to any party or to any circumstance shall be held invalid or unenforceable to any extent, the remainder thereof and the application of such provision to other circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

          8.14 Subsidiaries. Although the Company does not have any Subsidiaries as of the date hereof, this Agreement makes reference to Subsidiaries of the Company throughout in the event that the Company subsequently organizes or owns any Subsidiary so that any such Subsidiary will be subject to and governed by the applicable provisions of this Agreement, it being understood that the Company will not organize or own any Subsidiary without the prior written consent of the Bank.

          8.15 Credit Information. The Company and Guarantor hereby acknowledge and consent to the disclosure by the Bank of deposit, credit and borrowing information concerning the Company or the Guarantor to third Persons in accordance with the Bank's customary practices.

          8.17 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Company and the Guarantor, on the one hand, and the Bank on the other hand, and supersedes all prior agreements (both oral and written), writings, conversations and understandings relating in any way to the subject matter hereof.

          8.18 Waiver Trial by Jury. IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE LOAN DOCUMENTS OR THE COLLATERAL, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN THE BANK AND THE COMPANY AND/OR THE GUARANTOR, THE BANK, THE COMPANY AND THE GUARANTOR EACH HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

          8.19 Consent to Jurisdiction. Each of the Company and the Guarantor hereby irrevocably agrees that any legal action or proceeding against it arising out of, connected with or in any way related to the Loan Documents or the Collateral may be instituted by the Bank and adjudicated in either the U.S. District Court for the Southern District of Ohio or the Common Pleas Court of Montgomery County, Ohio as the Bank may elect, and each of the Company and the Guarantor hereby irrevocably consents to the personal jurisdiction of and venue in such courts with respect to any such legal action or proceeding. In no event shall the Company or the Guarantor contest the personal jurisdiction of any such court over it or the venue of any such court with respect to any such legal action or proceeding. Each of Company and the Guarantor hereby irrevocably appoints the statutory agent of the Company in the State of Ohio as its agent for service of process to receive for and on its behalf service of process in any such legal action or proceeding. Nothing herein shall affect or otherwise prejudice the right of the Bank to commence legal actions or proceedings or otherwise proceed against the Company or the Guarantor or the Collateral in any other jurisdiction or court. Neither the Company nor the Guarantor shall institute any litigation against the Bank in any court other than the U.S. District Court for the Southern District of Ohio or the Common Pleas Court of Montgomery County, Ohio.

PAGE

     IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                   PAYNE FABRICS, INC.


                                   By__________________________
3500 Kettering Boulevard              Val G. Blaugh, President
Dayton, Ohio 45439

                                   BELL NATIONAL CORPORATION


                                   By__________________________
4209 Vineland Road                   Thomas R. Druggish
Suite J-1                            Chief Financial Officer
Orlando, Florida 32811

                                   BANK ONE, DAYTON, NATIONAL
                                   ASSOCIATION


                                   By__________________________
Kettering Tower                      Jack M. Boecker
Dayton, Ohio 45401                    Vice President


PAGE

                                                        ANNEX A-1


                            TRANCHE A

                         PROMISSORY NOTE


$4,125,000                                           Dayton, Ohio
                                                   May ____, 1995


          FOR VALUE RECEIVED, PAYNE FABRICS, INC., a Delaware corporation (the "Company") hereby promises to pay to the order of BANK ONE, DAYTON, NATIONAL ASSOCIATION (the "Bank") at its Principal Office (as defined in the Credit Agreement referred to below) on May 31, 1998 the principal amount of FOUR MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($4,125,000) or, if less, the aggregate unpaid principal amount of the Tranche A Loans made pursuant to the Credit Agreement. All such payments are to be made in lawful money of the United Sates of America (in freely transferable U.S. dollars and in immediately available funds).

          The Company also hereby promises to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates per annum which shall be determined in accordance with the provisions of the Revolving Credit Agreement dated as of May 1, 1995 (as the same may be amended or modified from time to time, the "Credit Agreement") among the Company, Bell National Corporation and the Bank, such interest to be payable at the times provided for in the Credit Agreement.

          This Note is the Tranche A Note referred to in the Credit Agreement and is entitled to the benefits of the Loan Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to prepayment, in whole or in part, as specified in the Credit Agreement.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of, and accrued interest on, this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

          The Company hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any jurisdiction outside of the State of Ohio, after the indebtedness evidenced hereby becomes due, and to waive the issuing and service of process and to confess judgment against it in favor of the Bank for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution.

_________________________________________________________________

"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
_________________________________________________________________


                                   PAYNE FABRICS, INC.


                                   By__________________________
                                       Val G. Blaugh
                                          President

PAGE

                                                        ANNEX A-2


                            TRANCHE B

                         PROMISSORY NOTE


$1,025,000                                           Dayton, Ohio
                                                   May ____, 1995


          FOR VALUE RECEIVED, PAYNE FABRICS, INC., a Delaware corporation (the "Company") hereby promises to pay to the order of BANK ONE, DAYTON, NATIONAL ASSOCIATION (the "Bank") at its Principal Office (as defined in the Credit Agreement referred to below) on May 31, 1997 the principal amount of ONE MILLION TWENTY FIVE THOUSAND DOLLARS ($1,125,000) or, if less, the aggregate unpaid principal amount of the Tranche B Loans made pursuant to the Credit Agreement. All such payments are to be made in lawful money of the United Sates of America (in freely transferable U.S. dollars and in immediately available funds).

          The Company also hereby promises to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates per annum which shall be determined in accordance with the provisions of the Revolving Credit Agreement dated as of May 1, 1995 (as the same may be amended or modified from time to time, the "Credit Agreement") among the Company, Bell National Corporation and the Bank, such interest to be payable at the times provided for in the Credit Agreement.

          This Note is the Tranche B Note referred to in the Credit Agreement and is entitled to the benefits of the Loan Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to prepayment, in whole or in part, as specified in the Credit Agreement.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of, and accrued interest on, this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

          The Company hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any jurisdiction outside of the State of Ohio, after the indebtedness evidenced hereby becomes due, and to waive the issuing and service of process and to confess judgment against it in favor of the Bank for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution.

_________________________________________________________________

"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."



                                   PAYNE FABRICS, INC.


                                   By
                                       Val G. Blaugh
                                          President
PAGE

                                                          ANNEX B

                  NON-TITLED PERSONAL PROPERTY
                       SECURITY AGREEMENT


This Agreement is made as of May 15, 1995 by and between Bank One, Dayton, National Association ("Bank One") and Payne Fabrics, Inc., a Delaware corporation ("Debtor"), with Debtor's mailing address being at 3500 Kettering Boulevard, Dayton, Ohio 45439.

1. Grant of Security Interest. For valuable consideration, receipt of which is hereby acknowledged, Debtor grants, pledges and assigns to Bank One a security interest in all of Debtor's respective right, title and interest, purchase money as appropriate, in and to the property described below, now or hereafter arising or acquired wherever located, together with any and all additions, accessions, parts, accessories, substitutions and replacements thereof, now or hereinafter installed in, affixed to or used in connection with said property, in all products and proceeds thereof, cash and non-cash, including, but not limited to, proceeds of notes, checks, instruments, indemnity proceeds, or any insurance on such and any refund or rebate of premiums on such, and all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software, owned by Debtor or in which it has an interest that at any time evidences or contains information relating thereto or is otherwise necessary or helpful in the collection thereof or realization thereupon ("Collateral"), to secure the prompt payment and complete performance of the Obligations (as hereinafter defined); provided, however, that the Collateral shall not include any Hazardous Materials (as hereinafter defined), except for any Hazardous Materials (a) which are and/or hereafter will be handled, stored and contained in accordance with all applicable Hazardous Material Laws (as hereinafter defined) and (b) which either (i) are and/or will be hereafter used or useful in the ordinary course of business of Debtor or (ii) have a resale or salvage value which exceeds the cost of disposing of such Hazardous Materials.

The Collateral in which this security interest is granted is all of the Debtor's property described below in reference to which an "X" or checkmark has been placed in the box applicable thereto:

          x All inventory, merchandise, raw materials, work in process and supplies
          x All accounts, general intangibles, chattel paper, instruments, and other forms of obligations and receivables
          x All goods, equipment, machinery, furnishings and other personal property
               Specific collateral described as follows:

2. Secured Obligations. This Agreement secures, the prompt payment and complete performance in full when due, whether at the stated maturity, by acceleration or otherwise, any and all liabilities of Debtor to Bank One, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and without limitation, all indebtedness, debts and liabilities (including principal, interest, reimbursement obligations with respect to any letters of credit issued by Bank One for the account of Debtor, late charges, fees, collection costs, attorney fees and the like) ("Obligations"). It is Debtor's expressed intention that this Agreement and the continuing security interest granted hereby, in addition to covering all present Obligations of Debtor to Bank One, shall extend to all future Obligations of Debtor to Bank One, whether or not such Obligations are reduced or entirely extinguished and thereafter increase or are reincurred, whether or not such Obligations are specifically contemplated by Debtor and Bank One as of the date hereof. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligations secured hereby shall not limit or be construed to limit the scope of this Agreement.

     For purposes of this Agreement, the term "Credit Agreement" means the Revolving Credit Agreement dated as of May 1, 1995 among Debtor, Bell National Corporation and Bank One.

 3.  Debtor's Place(s) of Business and Location(s) of Collateral.

All of Debtor's Place(s) of Business and Location(s) where
Collateral will be kept at are as follows:

     (a)  3500 Kettering Boulevard, Dayton, Ohio 45439
     (b)  390 Decorative Center, Dallas, Texas 75207
     (c)  351 Peachtree Hills Avenue N.E., #141, Atlanta, Georgia
          30305
     (d)  979 Third Avenue, Space 1510, New York, New York 10022
     (e)  41 Madison Avenue at 26th Street, 5th Floor, New York,
          New York 10010

4.   Debtor's Doing Business As Names, Trade Names, or Fictitious
Names. Debtor is transacting business under the following doing business as names, trade names or fictitious names:

     None

5. Representations, Warranties and Covenants. Debtor represents, warrants, covenants and agrees as follows:

(a) Debtor is and will continue to be (or, with respect to after acquired property, will be when acquired), the legal and beneficial owner of the Collateral free and clear of any Lien (as such term is defined in the Credit Agreement), except for Permitted Liens (as such term is defined in the Credit
Agreement).   Except as previously disclosed to Bank One in
writing, no effective Uniform Commercial Code ("UCC") financing statement or other instrument covering all or any part of the Collateral is on file in any recording office, except those in favor of Bank One;

(b) Debtor will join with Bank One in executing such financing statements, security agreements or other instruments, in form satisfactory to Bank One upon Bank One's request and, in the event for any reason the law of any jurisdiction becomes or is applicable to the Collateral or any part thereof, or to any Obligation, Debtor agrees to execute and deliver all such instruments and to do all of such other things as may be reasonably necessary or appropriate to preserve, protect and enforce the security interest and lien of Bank One under the law of such jurisdiction to the extent as such security interest would be protected under that jurisdiction's UCC and will pay all expenses of filing same in all public offices wherever filing is deemed necessary or desired by Bank One;

(c) The Collateral will not be attached or affixed to real estate in such a manner that would become a fixture thereto, or to become an accession to other goods, without the execution of an appropriate owner/mortgagee/landlord release/waiver in favor of Bank One;

(d) Debtor will keep the Collateral insured in the manner and to the extent required by Section 5.5 of the Credit Agreement. If Debtor does not keep the Collateral insured as required by
Section 5.5 of the Credit Agreement and/or fails to supply Bank One with evidence of that insurance naming Bank One as "loss payee", Bank One shall have the right, in its sole discretion, to obtain insurance in amounts sufficient to fully protect its interests, without notifying Debtor. Debtor agrees to immediately reimburse Bank One for the premium for such insurance and other costs incurred by Bank One in connection therewith;

(e) Debtor assigns to Bank One all right to receive such proceeds of insurance not exceeding amounts secured hereby, directs any insurer to pay all such proceeds directly to Bank One and authorizes Bank One to endorse any draft for such proceeds. Debtor agrees that Bank One may, in its sole discretion, apply any insurance proceeds paid to Bank One to either (i) the repair and restoration of the Collateral or (ii) the then-outstanding balance of the Obligations, without regard to whether an Event of Default (as such term is defined in the Credit Agreement) has or has not occurred;

(f) Debtor will pay all taxes, assessments and governmental charges upon or against Debtor, the Collateral or the property or operations of Debtor in the manner and to the extent required by
Section 5.8 of the Credit Agreement.   At its option, Bank One
may discharge all taxes or Liens (other than Permitted Liens) at any time placed on the Collateral and may pay for maintenance and preservation of the Collateral, all at Debtor's expense;

(g) Debtor will allow Bank One to examine and inspect the Collateral at any time, wherever located;

(h) Debtor will, in the event of appropriation or taking of all or any part of the Collateral, give Bank One prompt written notice thereof. Bank One shall be entitled to receive directly, and Debtor shall promptly pay over to Bank One, any awards or other amounts payable with respect to such condemnation, requisition or other taking and in its sole discretion may apply the proceeds as it deems best without regard if an Event of Default has or has not occurred;

(i) At least thirty (30) days prior to the occurrence of any of the following events, Debtor will deliver to Bank One written notice of such impending events: (i) any addition, deletion or a change in Debtor's Place(s) of Business and/or the Location(s) of Collateral; or (ii) any addition, deletion or change in Debtor's name, any doing business as name, trade name, fictitious name, identity or legal structure;

(j) Debtor will defend the Collateral against all claims and demands (other than claims or demands with respect to Permitted
Liens) of all persons at any time claiming the same or an interest therein;

(k)  Debtor will from time to time execute and deliver to Bank
One such lists, descriptions and designations of Collateral as Bank One may reasonably require to identify the nature, extent and location of the Collateral;

(l) Debtor is in material compliance with all Federal, State and local laws, statutes, ordinances, regulations, rulings and interpretations relating to industrial hygiene, public health or safety, environmental conditions, the protection of the environment, the release, discharge, emission or disposal to air, water, land or ground water, the withdrawal or use of ground water or the use, handling, disposal, treatment, storage or management of or exposure to Hazardous Materials ("Hazardous Materials Laws"), the violation of which would have a material effect on its business, its financial condition or the Collateral. The term "Hazardous Materials" means any flammable materials, explosives, radioactive materials, pollutants, toxic substances, hazardous water, hazardous materials, hazardous substances, polychlorinated biphenyls, asbestos, urea formaldehyde, petroleum (including its derivatives, by-products or other hydrocarbons) or related materials or other controlled, prohibited or regulated substances or materials, including, without limitation, any substances defined or listed as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "pollutants" or "toxic substances" under any Hazardous Materials Laws. Debtor has not received any written or oral communication or notice from any judicial or governmental entity nor is it aware of any investigation by any agency for any violation of any Hazardous Material Law; and

(m) All representations, warranties, covenants and agreements set forth herein and all information furnished by Debtor concerning the Collateral or otherwise in connection with the Obligations, shall be at the time same is furnished, accurate, correct and complete in all material respects as of the date hereof, on the date upon which Debtor acquires any of the Collateral or any rights therein not presently acquired or existing and shall continue until the Obligations are paid in full.

6. Provisions as to Accounts and Other Forms of Obligations and Receivables. If the security interest granted by Debtor herein consists of accounts, general intangibles, chattel paper, instruments and other forms of obligations and receivables, or any part thereof ("Receivable" or "Receivables"), then Debtor represents, warrants, covenants and agrees as follows:

(a) As of the time any Receivable becomes subject to the security interest provided for herein, Debtor shall be deemed to have warranted as to such Receivable that such Receivable and all papers and documents related thereto are genuine and in all respects what they purport to be; that such Receivable is due and payable; that such Receivable arises out of a bona fide sale of goods sold and delivered to, or in the process of being delivered to, or out of and for services theretofore actually rendered to the account debtor ("Account Debtor") named in the Receivable; that Debtor has in its possession records evidencing the delivery of the goods or services to the Account Debtor; the amount of such Receivable represented as owing is the correct amount actually owing except for normal cash discounts allowed for prompt payment and adjustments arising in the ordinary course of Debtor's business and is not disputed, and except for such normal cash discounts or adjustments is not subject to any set-offs, claims for credit, allowances, adjustments, credits, deductions or other counter charges;

(b) Debtor will keep or will cause to be kept, accurate and complete records of the Receivables and will deliver such records and other financial information to Bank One as are requested, and that Bank One or its designee shall have the right at any time upon request to call at Debtor's Place(s) of Business at intervals solely determined by Bank One, and without hindrance or delay, inspect, audit, make test verifications, send verification of a Receivable to any Account Debtor and otherwise check and make copies of books, records, journals, orders, receipts, correspondence and other data related to the Receivables or the processing or collection thereof;

(c) If any Receivable in an amount in excess of $25,000 arises out of a contract with the United States government or any department, agency, or instrumentality thereof, Debtor will promptly notify Bank One in writing, execute any instruments and take any steps required by Bank One in order to insure that all monies due and to become due under said contract will be assigned to Bank One and proper notice will be given to such party pursuant to the Federal Assignment of Claims Act;

(d) If any Receivable shall be evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Debtor, upon Bank One's request, will promptly deliver same to Bank One, properly endorsed to Bank One's order. Regardless of the form of such endorsement, Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices to which Debtor might be entitled;

(e) Debtor will upon Bank One's demand turn over to Bank One copies of invoices indicating and certifying thereon the assignment of such Receivable to Bank One and will furnish Bank
One with a copy of any document which gave rise to the Receivable; and

(f) At any time and from time to time during the term of this Agreement, Bank One may give notice of its security interest in any Receivable to any Account Debtor or any other party otherwise concerned with any Receivable.

7.   Appointment of Attorney-in-Fact.   Upon the occurrence of,
and during the continuation of, any Event of Default, Debtor hereby irrevocably appoints Bank One or its designee as Debtor's attorney in fact, with full authority in the place instead of Debtor, from time to time in Bank One's discretion, to take any action and to execute any instrument which Bank One may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation, (i) to perfect and continue to perfect the security interests created by this Agreement; (ii) to ask, demand, collect or sue for, recover, compound, receive and give acquittance in receipts for any monies due or become due under or in respect for any Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with the Collateral; and (iv) to file any claims or take any action or institute any preceding which Bank One may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Bank One in the Collateral.

8. Rights upon Default. If any Event of Default shall occur and then be continuing, then:

(a) Bank One may, at its option and without notice, declare the unpaid balance of any or all of the Obligations immediately due and payable and this Agreement and any or all of the Obligations in default;

(b) All payments received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Bank One, shall be segregated from other funds of Debtor and shall forthwith upon receipt by Debtor be turned over to Bank One in the same form as received by Debtor (duly endorsed by Debtor to Bank One, if required). Any and all such payments so received by Bank One (whether from Debtor or otherwise) may, in the sole discretion of Bank One, be held by Bank One, or then or at any time thereafter be applied in whole or in part by Bank One against, all or any part of the Obligations in such order as Bank One may elect;

(c) Bank One shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the UCC as adopted in the state where Bank One's principal office is located or other applicable laws. Without limiting the generality of the foregoing, Bank One shall have the right to take possession of the Collateral in full or in part and for that purpose Bank One may enter upon any premises on which the Collateral may be situated and remove the Collateral therefrom;

(d) As to any and/or all Receivables, Bank One shall have the right to take possession of all Receivables and/or records thereof and, at its option, shall have the right to collect and enforce the Receivables in its own name or in the name of Debtor and may instruct any such Account Debtor or other party to remit all payments on any Receivable directly to Bank One. Without limiting its rights and powers to possess, collect and enforce any Receivable, Bank One may (i) have the right in its own name or in the name of Debtor to demand, collect, receive, give receipt for, sue for, adjust, settle, compromise or enforce for cash, credit, or otherwise and give acquittance for any and all amounts due or become due on any Receivable and to endorse or sign the name of Debtor on all Receivables given a full or part payment thereof, and in Bank One's discretion file any claim or take any other action or proceeding which Bank One may deem necessary or appropriate to protect and preserve and realize upon the security interest of Bank One in the Receivables and proceeds thereof; (ii) sign Debtor's name on any invoice or document related to any Receivable or draft against any Account Debtor, assignments and verifications of any Receivable, and notices to Account Debtors; (iii) notify the postal authorities to change the address for delivery of mail addressed to Debtor to any address which Bank One may designate; (iv) open mail addressed to Debtor and take possession of any Receivable contained therein;
(v) grant credit extensions of time for payment or performance or any other indulgences to anyone with respect to any Receivable;
(vi) release any Account Debtor and anyone else from liability on any Receivable; (vii) accept the return of the goods represented by any Receivable; or (viii) do anything else which Bank One is permitted to do under any provision of law or any provision of this Agreement;

(e) Without demand of performance or other demand, advertisement or notice of any kind (except the notice(s) specified below regarding the time and place of public sale or disposition or time after which a private sale or disposition is to occur) to Debtor, any Obligor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), Bank One may forthwith collect, receive, appropriate and realize upon the Collateral, in full or in any part thereof, may abandon, not claim or not take possession of any Collateral, and/or may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale(s) at any of Bank One's offices or elsewhere at such price(s) as Bank One may determine, for cash or on credit or for future delivery without assumption of any credit risk. Bank One shall have the right upon any public sale(s), and, to the extent permitted by law, upon any such private sale(s), to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor;

(f) Debtor, at Bank One's request, will assemble the Collateral and make it available to Bank One at such place(s) as Bank One may reasonably select, whether at Debtor's Place(s) of Business and/or the Location(s) of Collateral or elsewhere. Debtor further agrees to allow Bank One to use or occupy Debtor's Place(s) of Business and/or Location(s) of Collateral, without charge, for the purpose of effecting Bank One's remedies in respect to the Collateral;

(g) Bank One shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Bank One hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as Bank One may elect, and only after or applying over such net proceeds and after the payment by Bank One of any other amount required by any provision of law, need Bank One account for the surplus, if any, to Debtor;

(h) To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Bank One arising out of the repossession, retention, sale or disposition of the Collateral;

(i) Debtor agrees that Bank One need not give more than ten (10) calendar days' notice, addressed to Debtor at Debtor's mailing address set forth above, of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters; and,

(j) Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Bank One is entitled.
(k) For purposes of this Agreement, the term "Event of Default" means (i) the failure of Debtor to reimburse Bank One on the date of any drawing under any letter of credit issued by Bank One for the account of Debtor for the amount of such drawing or (ii) the occurrence of any "Event of Default" as defined in the Credit Agreement.

9. Processing of Collateral After an Event of Default. Debtor hereby agrees that Bank One or its designee may do whatever Bank One in its sole discretion deems to be commercially reasonable to prepare any Collateral for disposition and to dispose of any Collateral, including without limitation operating any of Debtor's manufacturing or other processes relating to the Collateral and using patents, copyrights, trademarks, trade names, trade secrets, and the like relating to or affecting such processes or the Collateral and disposition thereof, and that Debtor shall not do anything which would restrict Bank One's right so to act. Bank One may transfer Collateral into its name or that of a nominee and receive the dividends, royalties or income thereof. Bank One shall have no duty as to the collection or protection of the Collateral or any income therefrom, nor as the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto.

10. Construction of Rights and Remedies and Waiver of Notice and Consent. Unless otherwise expressly provided herein or in the Credit Agreement, (a) any right or remedy of Bank One may by pursued without notice to or further consent of Debtor, both of which Debtor hereby expressly waives; (b) each right or remedy is distinct from but cumulative to each other right or remedy and may be exercised independently of concurrently with, or successively to any other right and remedy; (c) no extension(s) of time and/or modification(s) of amortization of any Obligation shall release the liability of or bar the availability of any right or remedy against Debtor, and Bank One shall not be required to commence proceedings against Debtor or to extend time for payment or otherwise to modify amortization of any Obligation; and (d) Bank One has the right to proceed at its election against any or all of the Collateral against all such property together or against any items thereof from time to time, and no action against any item(s) of property shall bar subsequent actions against any other item(s) or property.

11.  Extensions and Compromises.   With respect to any Collateral
or any Obligation, Debtor assents to all extensions or postponements to the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the release of any party primarily or secondarily liable, to the acceptance of partial payment thereon or to the settlement or compromise thereof, all in such manner and such time or times as Bank One may deem advisable. No forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

12. Indemnity and Expenses. (a) Debtor agrees to indemnify Bank One from any and all claims, losses and liabilities growing out of or resulting from this Agreement; (b) Debtor will upon demand pay or reimburse Bank One, as the case may be, the amount of any and all expenses, including reasonable fees and disbursements of counsel, experts and agents, which Bank One may incur in connection with, (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collections from, or other realization upon, any Collateral;
(iii) the exercise or enforcement of any of the rights of Bank One hereunder; or (iv) the failure by Debtor to perform or observe any of the provisions hereof. Upon Debtor's failure to promptly pay any said amount, Bank One may add said amount to the principal amount owed on the Obligations and charge interest on the same at the Default Rate (as such term is defined in the Credit Agreement); (c) Debtor shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Bank One from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of (i) any release, discharge, deposit, dump, spill, leak or placement of any Hazardous Material into or on any Collateral or property owned, leased, rented or used by Debtor (the "Property") at any time; (ii) any contamination of the soil or ground water of the Property or damage to the environment and natural resources of the Property or the result of actions whether arising under any Hazardous Materials Law, or common law; or
(iii) any toxic, explosive or otherwise dangerous Hazardous Materials which have been buried beneath or concealed within the Property. The indemnities set forth in this paragraph shall survive termination of this Agreement and shall be effective for the full dollar amount of any said cost, expense, etc., regardless of the actual dollar amount of any Obligation(s).

13. Miscellaneous. (a) Any notice, statement, request, demand, consent, or other document required to be given hereunder (any of which may be referred to as "notice") by either party shall be in writing and shall be given as provided in Section 8.8 of the Credit Agreement; (b) this Agreement shall be construed and interpreted under the laws of the State of Ohio; (c) this Agreement shall be binding upon Debtor, Debtor's personal representatives, heirs, successors and assigns, as the case may be, and shall be binding upon and inure to the benefit of Bank One and its successors and permitted assigns. Debtor cannot assign this Agreement; (d) this Agreement may be amended, but only by a written amendment signed by Bank One and Debtor; (e) if any provisions of this Agreement or the application of any provision to any party or circumstance shall, to any extent, be adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby; (f) the headings contained in this Agreement have been inserted for convenience of reference only and are not to be used to interpret this Agreement; (g) Where appropriate, the number of all words in this Agreement shall be both singular and plural and the gender of all pronouns shall be masculine, feminine, neuter, or any combination thereof; (h) a carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement and may be filed as such whenever necessary or desirable, in Bank One's opinion, to perfect the security interest granted by this Agreement; (i) this Agreement shall take effect when signed by Debtor; and (j) time is of the essence of all requirements of Debtor hereunder.

14. Conflict with Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit
Agreement shall govern and control.


                                   PAYNE FABRICS, INC.


                                   By: _______________________

                                   Its: ______________________


PAGE

                                                          ANNEX C









=================================================================



                       OPEN-END MORTGAGE,
                       ASSIGNMENT OF RENTS
                               AND
                       SECURITY AGREEMENT


      Maximum Loan Indebtedness Not To Exceed $5,150,000.00


                       PAYNE FABRICS, INC.
                    3500 Kettering Boulevard
                       Dayton, Ohio  45439

                            Mortgagor


                     BANK ONE, DAYTON, N.A.
                       300 Kettering Tower
                       Dayton, Ohio  45401

                            Mortgagee

                  Dated as of __________, 1995


=================================================================


PAGE

             OPEN-END MORTGAGE, ASSIGNMENT OF RENTS
                               AND
                      SECURITY AGREEMENT

      Maximum Loan Indebtedness Not To Exceed $5,150,000.00


          THIS OPEN-END MORTGAGE, ASSIGNMENT OF RENT AND SECURITY AGREEMENT (the "Mortgage"), dated as of the ____ day of ________, 1995, is made by and between PAYNE FABRICS, INC., a Delaware corporation, having a mailing address at 3500 Kettering Boulevard, Dayton, Ohio 45439 (the "Mortgagor") to BANK ONE, DAYTON, N.A., a national banking association, having a mailing address at 300 Kettering Tower, Dayton, Ohio 45401 (the "Mortgagee").

                       W I T N E S E T H:

          WHEREAS, the Mortgagee entered into that certain
     Revolving Credit Agreement of even date herewith with the Mortgagor, pursuant to which the Mortgagee has agreed to loan to the Borrowers principal sums not to exceed in the aggregate $5,150,000.00 (being two separate loans of $4,125,000 and $1,025,000) on the terms and conditions set forth therein (the Revolving
     Credit Agreement, as from time to time amended, modified, restated and supplemented, being herein referred to the "Credit Agreement");

          WHEREAS, the Mortgagor, to evidence indebtedness owing to the Mortgagee, has executed and delivered to the Mortgagee that certain Tranche A Promissory Note of even date herewith in the principal amount of $4,125,000.00 (the "Tranche A Note") and that certain Tranche B Promissory Note of even date herewith in the principal amount of $1,025,000.00 (the "Tranche B Note"). Interest on the outstanding principal balances of the Tranche A Note and the Tranche B Note is at a rate that may vary from time to time, as provided in the Credit Agreement. All outstanding principal and accrued interest under the Tranche A Note is due no later than April 30, 1998 and all outstanding principal and accrued interest under the Tranche B Note is due no later than April 30, 1997. The Tranche A Note and the Tranche B Note, together with any renewals, modifications, extensions, replacements, restatements or substitutions thereof, being herein referred to collectively as the "Note";

          WHEREAS, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement; and

          WHEREAS, the Mortgagor has agreed to execute and deliver this Mortgage to secure to the Mortgagee the following (collectively, the "Entire Indebtedness"):

               (a)  the payment of all principal of and
          interest heretofore or hereafter owing or outstanding on the Note (including any promissory note substituted therefor), including, without limitation, future advances made by the Mortgagee that are evidenced by the Note, regardless of whether the Mortgagee is obligated to make such advances;

               (b)  the payment of all amounts from time to
          time owing to the Mortgagee under or in connection with this Mortgage, the Credit Agreement, the Collateral Security Documents and any other Loan Document;

               (c)  the payment of all cost and expenses
          (including reasonable attorneys' fees and expenses) incurred by the Mortgagee in the collection of the Note and in the enforcement of its rights under the Credit Agreement, the Note, this Mortgage, the Collateral Security Documents and any other Loan Document;

               (d)  the payment of all sums expended or
          advanced by the Mortgagee pursuant to the terms of any Loan Document;

               (e) the performance of all obligations under the Credit Agreement, the Note, the Collateral
          Security Documents and any other Loan Document by the respective obligors thereunder; and

               (f)  the payment of any and all other
          indebtedness (including principal, interest or fees, if any) of any kind or description now or thereafter owing by any of the Borrowers or the Mortgagor to the Mortgagee, including, without limitation, overdrafts, amounts owing under other promissory notes, bonds, debentures or other evidences of indebtedness and contingent obligations; provided, however, all amounts and obligations secured under preceding clauses (a) through (e), inclusive, shall be paid in full before proceeds realized under the Collateral
          Security Documents are applied to obligations secured under this clause (f).

          Notwithstanding the foregoing, any Collateral Security Document may, at the option of the Mortgagee, secure less than all the enumerated obligations. In particular, in order to minimize substantial recording and/or filing fees in certain states, the Mortgagee, may consent to the appropriate Collateral Security Documents covering property in those states securing only a portion of the indebtedness evidenced by the Notes. In addition, without limitation, the Mortgagee may also consent to the appropriate Collateral Security Documents securing only a portion of the obligations if to secure the remainder of the obligations would raise legal issues or considerations as to the validity of any Collateral Security Document.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the Entire Indebtedness, the Mortgagor does hereby irrevocably assign, hypothecate, mortgage and warrant, pledge, grant a security interest in and set over unto the Mortgagee, all right, title and interest of the Mortgagor in and to the following property (collectively, the "Mortgaged Property"):

          (a) the entire interest of Mortgagor as tenant in the leasehold estate created by the lease described and defined in Exhibit A attached hereto (the "Lease"), and all right, title and interest whether legal or equitable, that the Mortgagor has or may hereafter have in and to the parcels of real property described in Exhibit A attached hereto relating to the Lease (collectively, the "Leased Premises");

          (b) all and singular right, title and interest of the Mortgagor including any after acquired title or reversion, in and to the ways, easements, streets, alleys, passages, air rights, water, water course, riparian rights, railroad side-track agreements, rights, liberties and privileges thereof, if any, and in any way appertaining to the Leased Premises;

          (c) all buildings and improvements of every kind and description now or hereafter erected or placed on the Leased Premises and all materials intended for construction, reconstruction, alteration and repair of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Mortgaged Property immediately upon the delivery thereof to the Leased Premises, and all fixtures and articles of personal property now or hereafter owned by the Mortgagor and attached to or contained in and used in connection with the Leased Premises, including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, antennae, motors, elevators, fittings, radiators, gas ranges, ice boxes, mechanical refrigerators, awnings, shades, screens, blinds, office equipment, carpeting and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereof and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to such building or buildings in any manner, and all proceeds of any of the foregoing;

          (d) all subleases of the Leased Premises, any and all extensions and renewals thereof and any and all further subleases (including tenancies following attornment and oil and gas leases) upon all or any part of the Leased Premises, any and all guarantees of sublessee's performance under any of said subleases, the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which the Mortgagor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of said subleases or from or out of the Leased Premises or any part thereof, including, without limitation: minimum rents, additional rents, percentage rents, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any sublessee upon the exercise of a cancellation privilege originally provided in any said sublease, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to any Mortgaged Property together with any and all rights and claims of any kind which the Mortgagor may have against any sublessee under such subleases or any subtenants or occupants of any Mortgaged Property; provided, however, that a license is hereby given to the Mortgagor so long as no Event of Default (as hereinafter defined) has occurred and is continuing, to collect and use such rents, income, receipts, revenues, issues, profits, and other benefits as they become due and payable, but not in advance thereof. The Mortgagee shall be entitled, at its option after an Event of Default shall have occurred and for so long as it shall be continuing, to collect all rents, income, receipts, revenues, issues, profits and other benefits from the Mortgaged Property hereof whether or not the Mortgagee takes possession of such property or any part thereof, and to notify any payor of such rents, income, receipts, revenues, issues, profits or other benefits of the rights of the Mortgagee as provided by this paragraph. Neither the exercise of any rights under this paragraph by the Mortgagee nor the application of any such rents, income, receipts, revenues, issues, profits or other benefits to the Entire Indebtedness and other sums secured hereby, shall cure or waive any Event of Default or notice of any Event of Default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies. The foregoing provisions hereof shall constitute an absolute and present assignment of the rents, income, receipts, revenues, issues, profits and other benefits from the Mortgaged Property subject, however, to the conditional license given to the Mortgagor to collect and use such rents, income, receipts, revenues, issues, profits and other benefits as hereinabove provided; and the existence or exercise of such right of the Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by the Mortgagor, and any such subsequent assignment by the Mortgagor shall be subject to the rights of the Mortgagee hereunder; and

          (e) all awards and other compensation heretofore or hereafter to be made to the Mortgagor for any taking by eminent domain, either permanent or temporary, of all or any part of the Mortgagor's interest in the Leased Premises or any easement or appurtenance thereof, including severance and consequential damage and change in grade of streets, which said awards and compensation are hereby assigned to the Mortgagee, and the Mortgagor hereby appoints the Mortgagee its attorney-in-fact, coupled with an interest, and authorizes, directs and empowers such attorney, at the option of the attorney, on behalf of the Mortgagor or its successors or assigns to adjust or compromise the claim for any such award and to collect and receive the proceeds thereof, and to give proper receipts and acquittances therefor.

          TO HAVE AND TO HOLD, the Mortgaged Property, real and personal, whether now owned or held or hereafter acquired by the Mortgagor, unto the Mortgagee, its successors and assigns, forever.


                            ARTICLE I

        PARTICULAR COVENANTS AND AGREEMENTS OF MORTGAGOR

          1.1 Representations and Warranties. The Mortgagor represents and warrants that the Mortgagor has a good and valid leasehold estate as tenant under the Lease, that the Mortgagor has good and valid title to the balance of the Mortgaged Property, that, subject to obtaining the landlord's consent under the Lease, the Mortgagor has the right to assign, hypothecate, mortgage and warrant, pledge and grant a security interest in the Mortgaged Property, that the Mortgaged Property is free and clear of all liens and encumbrances except for the Permitted Liens, as that term is defined in the Credit Agreement and that the Mortgagor covenants that it will warrant and defend generally the Mortgagor's leasehold estate as tenant under the Lease against all claims and demands, except for the Permitted Liens.

          1.2 Payment of Taxes and Impositions. The Mortgagor shall pay, before delinquency and before any penalty for non-payment attaches thereto, all taxes, assessments and other governmental or municipal or public dues, charges, fines or impositions which are or may be levied against the Mortgaged Property or any part thereof in accordance with the terms of the Lease and shall pay all claims for labor, materials and supplies which, if unpaid might become a lien or charge upon the Mortgaged Property; provided, however, the Mortgagor shall not be required to pay any such tax, assessment, due, fine, imposition or claim so long as the validity thereof shall be contested in good faith and by appropriate proceedings, but this provision shall apply only if the Mortgaged Property shall not then be subject to sale or foreclosure in order to satisfy any such tax, assessment, due, fine, imposition or claim.

          1.3 Casualty and Eminent Domain Proceedings. The Mortgagor will give the Mortgagee prompt notice of any fire or other casualty, and the actual or threatened commencement of any proceedings under eminent domain of which the Mortgagor has notice, affecting all or any part of the Mortgaged Property, or any easement therein or appurtenance thereof, including, severance and consequential damage and change in grade of streets, and will deliver to the Mortgagee, upon request by the Mortgagee, copies of any and all papers served upon the Mortgagor in connection with any such proceedings.

          1.4 Insurance. The Mortgagor shall keep the improvements now existing or hereafter erected on the Leased Premises insured against loss or damage by fire and such other hazards, casualties and contingencies (including, but not limited to, extended coverage, vandalism, malicious mischief insurance, and such other insurable hazards as from time to time may reasonably be required by the Mortgagee with replacement cost endorsement (without depreciation), in such amounts for such periods as may reasonably be required from time to time by the Mortgagee, but in no event less than that required to avoid co-insurance, and to pay promptly when due any premiums on such insurance. All such insurance shall be carried in companies reasonably approved in writing by the Mortgagee and, upon request of the Mortgagee, the policies, duplicate policies or certificates thereof and renewals thereof shall be deposited with and held by the Mortgagee. Each policy shall require thirty (30) days' notice to the Mortgagee prior to cancellation, and shall contain a standard noncontributing mortgagee clause in favor of the Mortgagee as well as a standard waiver of subrogation endorsement, all to be in form reasonably acceptable to the Mortgagee. Within thirty (30) days after request by the Mortgagee, the Mortgagor shall furnish to the Mortgagee, at the Mortgagor's expense, evidence of the replacement value of said improvements. The Mortgagor hereby authorizes the Mortgagee, at its option, to collect, adjust and compromise any losses under any of the insurance aforesaid exceeding $50,000.

          1.5 Insurance and Condemnation Proceeds. In the event of any destruction or damage to, or taking by eminent domain of, the Mortgaged Property, or any part thereof, any and all insurance proceeds and condemnation awards shall be applied by the Mortgagee, upon its receipt thereof, to its expenses incurred in obtaining such proceeds and awards, and thereafter to the payment of principal and interest on the Note, whether or not then due and payable, in such priorities and proportions as the Mortgagee in its discretion shall deem proper, and thereafter to the reduction or discharge of the Entire Indebtedness in such priority and proportions as the Mortgagee in its discretion shall deem proper or, at the discretion of the Mortgagee, shall be paid in whole or in part, to the Mortgagor for such purposes as the Mortgagee shall designate. The Mortgagee has no responsibility to the Mortgagor to assure that insurance proceeds or condemnation awards released to the Mortgagor for restoration are properly used or applied.

          1.6 Liability Insurance. The Mortgagor shall carry and maintain comprehensive general public liability and indemnity insurance in amounts at least equal to the minimum amounts as may reasonably be required from time to time by the Mortgagee in form and with companies reasonably satisfactory to the Mortgagee, such insurance policies to name the Mortgagee as additional insured as its interests may appear. Upon request of the Mortgagee, certificates of such insurance, premiums prepaid, shall be deposited with the Mortgagee and shall contain provision for thirty (30) days' notice to the Mortgagee prior to any cancellation thereof. Any insurance maintained pursuant to this Mortgage may be evidenced by blanket insurance policies covering the Mortgaged Property and any other properties of the Mortgagor.

          1.7 Maintenance, Alterations and Compliance. The Mortgagor will at all times maintain, preserve, protect and keep the Mortgaged Property in good repair, working order and condition, ordinary wear and tear excepted; will from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, unless such alterations do not materially affect Mortgagee's interest in the Mortgaged Property or Mortgagor's ability to pay the Entire Indebtedness; will permit the Mortgagee and its agents to inspect the same at any reasonable time; will comply in all material respects with all valid laws and regulations, now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction, affecting the Mortgaged Property and/or relating to the ownership, use, occupancy or operation of the Mortgaged Property; will not make any material change in the use of the Mortgaged Property which will create a fire or other hazard or increase any hazard in or about the Mortgaged Property; will not alter, destroy or remove any of the buildings, improvements or property covered by this Mortgage except as expressly permitted herein or in the Credit Agreement; will complete in a good and workmanlike manner any building or improvement which is being or may be constructed or repaired thereon; and will not permit any lien of mechanics or materialmen nor any judgment lien to attach to the Mortgaged Property except as expressly permitted in the Credit Agreement.

          1.8 Indemnification. Except to the extent that any of the following may arise out of the misconduct or negligence of the Mortgagee or its officers, directors, employees or agents, the Mortgagor hereby indemnifies the Mortgagee, and agrees to protect, and save harmless the Mortgagee, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses except as may be limited by law or judicial order or decision entered in any action brought to recover moneys under this Section) imposed upon, incurred by or asserted against the Mortgagee by reason of (a) ownership of any interest in the Mortgaged Property or any part thereof, (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (c) any use, disuse or condition of the Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms hereof, (e) any necessity to defend any of the rights, title or interest conveyed by this Mortgage or
(f) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof.

          1.9 Independence of Premises. Except in accordance with the Lease, the Mortgagor shall not permit any building or other improvements on premises not subject to the lien of this Mortgage to rely on the Leased Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such premises or such building or improvement; and no building or other improvement on the Leased Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any
governmental or municipal requirement.   Mortgagor shall not by
act or omission impair the integrity of the Leased Premises as a single separate subdivided zoning lot separate and apart from all other premises.

          1.10 After-Acquired Property; Further Assurances. (a) All property of every kind acquired by the Mortgagor after the date hereof, which by the terms hereof is intended to be subject to the lien of this Mortgage, shall immediately upon the acquisition thereof by the Mortgagor, and without further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now owned by the Mortgagor and specifically described herein.

          (b) The Mortgagor will execute, acknowledge and deliver all and every such further assurance in law for the better assuring, conveying, assigning and transferring unto the Mortgagee all and singular the Mortgaged Property hereby conveyed, assigned or transferred or intended so to be or which the Mortgagor may be or hereafter become bound to convey, assign or transfer to the Mortgagee, in such manner as the Mortgagee shall reasonably require.

          1.11 Hazardous Materials. (a) The Mortgagor shall, and the Mortgagor shall cause all employees, agents, contractors and subcontractors of the Mortgagor and any other persons lawfully present on or occupying the Mortgaged Property to, keep and maintain the Mortgaged Property, including, without limitation, the air, soil and ground water thereof, in compliance with and not cause or knowingly permit the Mortgaged Property, including, without limitation, the air, soil and ground water thereof, to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions thereon (including but not limited to any "Hazardous Materials Laws" as hereafter defined). Neither the Mortgagor nor any employees, agents, contractors and subcontractors of the Mortgagor or any other persons lawfully occupying or present on the Mortgaged Property shall use, generate, manufacture, store or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined or listed as or included in the definition of "hazardous substances," hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws (collectively referred to hereafter as "Hazardous Materials"), except as such may be required to be used, stored or transported in connection with the permitted uses of the Mortgaged Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor.

          (b) The Mortgagor shall immediately advise the Mortgagee in writing of: (i) any notices (whether such notices are received from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of violation or potential violation which are received by the Mortgagor of any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act, the Hazardous Substances Account Act, the Hazardous Substances Act and the Underground Tank Act of 1984 (collectively, the "Hazardous Materials Laws");
(ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions of which the Mortgagor has received written notice that are instituted, completed or threatened pursuant to any Hazardous Materials Laws; (iii) all claims of which the Mortgagor has received written notice that are made or threatened by any third party against the Mortgagor or the Mortgaged Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) the Mortgagor's receipt of written notice relating to any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be classified as "borderzone property" under the provisions of any Hazardous Material Law or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Hazardous Materials Law.

          (c) The Mortgagee shall have the right (but not the obligation) to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' and consultants' fees in connection therewith paid by the Mortgagor upon demand.

          (d) The Mortgagor shall be solely responsible for, and hereby indemnifies and agrees to hold harmless the Mortgagee, its respective directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Notes secured by this Mortgage) of Hazardous Materials on, under or about the Mortgaged Property (whether by Mortgagor or a predecessor in title or any employees, agents, contractor or subcontractors of the Mortgagor or any predecessor in title or any third persons at any time occupying or present on the Mortgaged Property).

          (e) Any costs or expenses reasonably incurred by the Mortgagee for which the Mortgagor is responsible or for which the Mortgagor has indemnified the Mortgagee shall be paid to the Mortgagee on demand, and failing prompt reimbursement thereof, shall be added to the Entire Indebtedness secured by this Mortgage and earn interest at the Default Rate, as that term is defined in the Credit Agreement, until paid in full.

          1.12 Transfer or Encumbrance of Mortgaged Property.
The Mortgagor shall not sell, assign, transfer, convey, alien, mortgage, encumber, pledge or otherwise dispose of the Mortgaged Property except as expressly permitted in the Credit Agreement or in the Lease.

          1.13 Documentary Stamps. If at any time the United States of America, any State thereof, or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

          1.14 Performance of Other Agreements. The Mortgagor shall observe and perform each and every term to be performed by the Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.


                           ARTICLE II

                      DEFAULT AND REMEDIES

          2.1 Default. An event of default ("Event of Default") under this Mortgage shall be deemed to have occurred if an Event of Default, as that term is defined in the Credit Agreement, occurs and is continuing. In the case of each and every Event of Default, the security hereby created shall become enforceable and the Mortgagee may proceed forthwith to enforce the same as hereafter set forth.

          2.2 Acceleration of Maturity. In case the security hereby created shall become enforceable as hereinbefore provided, the Mortgagee may, in its discretion, declare, without notice other than as may be required under the Credit Agreement, the Entire Indebtedness immediately due and payable as provided in the Credit Agreement or the other Loan Documents, and thereupon or at any time thereafter, the Mortgagee may proceed to foreclose the lien of this Mortgage (including by sale under power of sale hereunder [such power, in accordance with the statutes in such case made, being hereby granted from Mortgagor to Mortgagee], by strict foreclosure or foreclosure by advertisement and sale or by other procedure available at law or in equity or otherwise or in part by any such procedure, and to have the same sold under the judgment or decree of a court of competent jurisdiction or an officer of such a court) or otherwise pursue any other right or remedy herein, or at law or in equity provided. The rights and remedies in this Section are cumulative of and in addition to any rights or remedies set forth elsewhere in this Mortgage. The Mortgagee may proceed under this Mortgage with or without proceeding under any other Collateral Security Document, or may proceed under this Mortgage and any other Collateral Security Document in such order or concurrently as the Mortgagee determines in its sole discretion, and the Mortgagor, to the fullest extent permitted by law, waives all rights of marshalling of assets.

          2.3 Protection of Security. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder or under any other Loan Document, the Mortgagee may, in its reasonable discretion make such payment or perform the same after ten (10) days notice to the Mortgagor without waiver of any other remedy, and any amount paid or advanced by the Mortgagee in connection therewith, or any other costs, charges or expenses incurred in the protection of the Mortgaged Property and the maintenance of this lien shall bear interest at the Default Rate, shall be repayable by the Mortgagor within fifteen (15) days after demand, shall be a lien upon the Mortgaged Property prior to any right or title to, interest in or claim thereon attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be included in and secured by this Mortgage.

          2.4 Entry and Removal. In case the security hereby created shall become enforceable as hereinbefore provided, the Mortgagee may, in its discretion to the extent permitted under applicable law, ten (10) days after notice and in accordance with the Lease, enter upon and take possession of the Mortgaged Property or any part thereof by summary proceedings, ejectment or otherwise and may remove the Mortgagor and all other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability for or by reason of any such entry, taking of possession, removal, holding, operation or management except for gross negligence or willful misconduct.

          2.5 Receivership. The Mortgagee in any suit to foreclose this Mortgage shall be entitled to the appointment of a receiver of the Mortgaged Property as a matter of right and without notice (the same being expressly waived), with power to collect the rents, issues and profits of said Mortgaged Property, due and to become due during the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rent and profits being hereby expressly assigned and pledged as security for the payment of the Entire Indebtedness without regard to the value of the Mortgaged Property, and regardless of whether the Mortgagee has an adequate remedy at law. The Mortgagor for itself and any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided, but nothing herein contained is to be construed to deprive the Mortgagee of any other right, remedy or privilege it may now have under the law to have a receiver appointed.

          2.6 Rights Cumulative; Application of Proceeds. (a) The rights and remedies herein provided for shall be deemed to be cumulative and in addition to, and not in limitation of, those provided by law, and if there be no receiver so appointed, the Mortgagee may proceed to collect the rents, issues and profits from the property covered hereby.

          (b) The Mortgagee shall deduct from any such rents, issues and profits collected by the receiver or by the Mortgagee prior to a foreclosure sale, or from the proceeds of such a foreclosure sale, the cost of such collection and/or foreclosure sale, including, without limitation, real estate commissions, receiver's and reasonable attorneys' fees, if permitted by law, and court costs, and apply the remainder against the Entire Indebtedness in such priorities and proportions as the Mortgagee shall determine in its sole discretion.

          2.7 Proceedings by Mortgagee. (a) To the full extent not prohibited by law, the Mortgagor waives all errors and imperfections in any proceedings instituted by the Mortgagee under any documents evidencing or securing the Entire Indebtedness and all benefit of any present or future moratorium law or any other present or future law, regulation or judicial decision which: (i) exempts any of the Mortgaged Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution; (ii) provides for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Mortgaged Property; or (iii) conflicts with any provision of any of the documents evidencing or securing the Entire Indebtedness.

          (b) In the event that the Mortgagee elects to foreclose this Mortgage by advertising and selling the Mortgaged Property or any part thereof pursuant to any then applicable statutes the Mortgagor hereby expressly waives, to the extent not prohibited by law, (i) any right which it may have or claim to have to prior notice of such foreclosure and sale other than those by publication and posting as provided in said statutes and
(ii) any right it may have or claim to have to judicial or other hearing prior to such foreclosure and sale for the purpose of objecting thereto.

          2.8 No Waiver. The failure of the Mortgagee to exercise the option for acceleration of maturity and/or foreclosure following any Event of Default or to exercise any other option granted hereunder in any one or more instances, or the acceptance of partial payments hereunder shall not constitute a waiver of any such Event of Default, nor extend or affect the grace period, if any, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder may, at the option of the Mortgagee, be rescinded only by written acknowledgment to that effect by the Mortgagee, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.


                           ARTICLE III

                      LEASEHOLD PROVISIONS

          3.1 Representations and Warranties. The Mortgagor represents and warrants that on the date hereof the Lease is in full force and effect, that all rents (including additional rents and other charges which have been invoiced to the Mortgagor by the landlord under the Lease) reserved in the Lease have been paid to the extent they were payable prior to the date hereof, and that, to the best of the Mortgagor's knowledge, the Mortgagor is not in default in the performance of any of its other obligations under the Lease and no condition or event exists or has occurred thereunder which would give any party thereto the right to cancel, terminate or surrender the lease.

          3.2 Covenants. The Mortgagor shall (a) promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Mortgagor under the Lease and do all things reasonably necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly deposit with the Mortgagee an original executed copy of the Lease (if a complete copy of the Lease is not filed for record) and a true and complete copy of any notice, communication, plan or other instrument or document received by it in any way relating to or affecting the Lease, (c) promptly notify the Mortgagee of any default by the Mortgagor under the Lease in the performance of any of the terms, covenants or conditions on the part of the Mortgagor to be performed or observed thereunder or of the giving of any notice by the lessor under the Lease to the Mortgagor of any such default or of such lessor's intention to end the term thereof and (d) promptly cause a copy of each such notice given by the lessor under the Lease to the Mortgagor to be delivered to the Mortgagee.

          3.3 Right to Cure. If the Mortgagor shall fail promptly to perform or observe any of the terms, covenants or conditions required to be performed by it under the Lease, including, without limitation, payment of all basic rent and any additional rent due thereunder, the Mortgagee may, without obligation to do so, take such action as is reasonably appropriate to cause such terms, covenants or conditions to be promptly performed or observed on behalf of the Mortgagor in accordance with the Lease but no such action by the Mortgagee shall release the Mortgagor from any default under this Mortgage.

Upon receipt by the Mortgagee from the lessor under the Lease of any notice of default by the Mortgagor thereunder, the Mortgagee may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor.

          3.4 Consent of Mortgagee. The Mortgagor shall not surrender its leasehold estate and interests under the Lease, nor terminate or cancel the Lease, and the Mortgagor shall not materially modify, change, supplement, alter or amend the Lease orally or in writing (including, without limitation, any change in the rent), and the Mortgagor does hereby expressly release, relinquish and surrender unto the Mortgagee all its right, power and authority, if any, to materially modify, change, supplement, alter or amend the provisions of the Lease in any way, and any attempt on the part of the Mortgagor to exercise any such right without the consent of the Mortgagee shall be null and void. Notwithstanding the foregoing, the Mortgagor may surrender its leasehold estate without the consent of the Mortgagee upon expiration of the initial term of the Lease.

          3.5 No Release. No release or forbearance of any of the Mortgagor's obligations under the Lease, pursuant to the terms thereof or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage.

          3.6 No Merger. Except for the merger of the fee estate and the leasehold estate upon purchase of the premises subject to the Lease by the Mortgagor, the fee title to the property demised by the Lease and the leasehold estates shall not merge, but shall always remain separate and distinct, notwithstanding the union of the aforesaid estates in the lessor under the Lease or in a third party by purchase or otherwise, unless the Mortgagee shall, at its option, execute and record a document evidencing its intent to merge the estates. If the Mortgagor acquires the fee title or any other estate, title or interest in any property covered by the Lease, this Mortgage shall attach to, be a lien upon and spread to the fee title or such other estate so acquired, and such fee title or such other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of the Mortgage. The Mortgagor shall notify the Mortgagee of any such acquisition by the Mortgagor and, on written request by the Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of the Mortgagee be required to carry out the intent and meaning hereof.

          3.7 Enforcement. The Mortgagor shall enforce the obligations of the lessor under the Lease to the end that the Mortgagor may enjoy all of the rights granted to it under the Lease, and shall promptly notify the Mortgagee of any notice of default by the lessor under the Lease in the performance or observance of any of the terms, covenants and conditions on the part of such lessor to be performed or observed under the Lease and the Mortgagor shall promptly advise the Mortgagee of the occurrence of any event of default under the Lease of which the Mortgagor receives notice.

          3.8 Estoppel. The Mortgagor shall use reasonable efforts to obtain from the lessor under the Lease and deliver to the Mortgagee, within twenty (20) days after demand from the Mortgagee, a statement in writing certifying that the Lease is unmodified and in full force and effect and the dates to which the basic rent, additional rent and other charges, if any, have been paid in advance, and stating whether or not, to the best knowledge of the signer of such certificate, the Mortgagor is in default in the performance of any covenant, agreement or condition contained in the Lease, and, if so, specifying each such default of which the signer may have knowledge.

          3.9 Casualty. In the event of a casualty loss to or a condemnation of any part of the Mortgaged Property that is subject to the Lease, the Mortgagor shall promptly notify the Mortgagee of (a) such casualty loss or condemnation (b) the amount of any insurance or condemnation proceeds arising therefrom, and (c) the present name and address of the entity holding such proceeds.


                           ARTICLE IV

                          MISCELLANEOUS

          4.1 Advances. The Loan Documents obligate the Mortgagee to advance definite and certain sums under definite conditions, in a particular manner, and at the times and upon the conditions set forth therein. The parties hereto intend that in addition to any other indebtedness or obligations secured hereby, this Mortgage shall secure the unpaid balance of such loan advances made by the Mortgagee at the request of the Mortgagor after this Mortgage is delivered to the recorder for record. The maximum amount of such unpaid principal balances, in the aggregate and exclusive of interest accrued thereon, which may be outstanding at any time is $5,150,000.00). In addition to any other indebtedness or obligation secured hereby, this Mortgage shall also secure unpaid balances of advances, made after this Mortgage is delivered to the recorder for record, in order to protect the Mortgaged Property, including without limitation for the payment of taxes, assessments, insurance premiums, water and sewer rents, and principal or interest on any prior liens.

          4.2 Security Agreement. This Mortgage is hereby deemed to be as well a Security Agreement for the purpose of creating hereby a security interest securing the indebtedness secured hereby in and to the collateral, as described below. The Mortgagor has executed and delivered to the Mortgagee a Security Agreement of even date herewith. To the extent the Mortgaged Property is covered by both this Mortgage and the Security Agreement, the provisions of both shall apply, but in the event of a conflict, the provisions of this Mortgage shall govern as to all portions of the Mortgaged Property as constitutes real property and fixtures, and interest therein, and the provisions of the Security Agreement shall govern as to all portions of the Mortgaged Property as constitutes personal property.

          4.3 Financing Statement. This Mortgage is intended to be effective as a financing statement filed as a fixture filing, and, in compliance therewith, the following information is set forth:

     If to the Debtor:        Payne Fabrics, Inc.
                              3500 Kettering Boulevard
                              Dayton, Ohio  45439
                              Attention: Val G. Blaugh

     With a copy to:          Dechert Price & Rhoads
                              477 Madison Avenue
                              New York, New York  10022
                              Attention:  Claude A. Baum

     If to the Secured Party: Bank One, Dayton, N.A.
                              300 Kettering Tower
                              Dayton, Ohio  45401
                              Attention:  Jack M. Boecker

     With a copy to:          Chernesky, Heyman & Kress
                              10 Courthouse Plaza, SW
                              Dayton, Ohio  45401-3808
                              Attention:  Andrew K. Cherney, Esq.

          The property covered hereby is described in detail in the granting clauses of the within Mortgage and elsewhere in the within Mortgage, some of said property being goods which are or are to become fixtures on the Leased Premises described in the within Mortgage. Douglas D. Payne and Maryann P. Cox are the record owners of the Leased Premises.

          4.4 Notices. A notice to, demand upon or other request of the Mortgagor shall be deemed to have been duly given or made pursuant to this Mortgage, the Note and the other Loan Documents upon the earlier of (1) hand delivery to or other actual receipt by any of the Mortgagor, or (2) two days after being mailed by registered or certified mail to the Mortgagor at the address set forth as below (or to such other address as the Mortgagor may hereafter furnish to the Mortgagee in writing for that purpose), irrespective of whether actually received by
Mortgagor:

                              Payne Fabrics, Inc.
                              3500 Kettering Boulevard
                              Dayton, Ohio  45439
                              Attention: Val G. Blaugh

No other method of giving notice to or making demands or other requests upon the Borrowers is hereby precluded. Every notice, report, certificate or other writing required to be given to the Mortgagee shall be deemed given when delivered (by mail, messenger or otherwise) to the Mortgagee at Bank One, Dayton, N.A., 300 Kettering Tower, Dayton, Ohio 45401, Attention: Jack
M. Boecker.

          4.5 No Assumption of the Mortgagor's Obligations. Neither this Mortgage, any assignment of leases nor any action or inaction on the part of the Mortgagee shall constitute an assumption on the part of the Mortgagee of any obligation as lessor under any occupancy lease or as lessee under the Lease.

          4.6 Provisions Severable. Nothing herein contained nor any transactions related thereto shall be construed or shall so operate either presently or prospectively, (a) to require the Mortgagor to pay interest at a rate greater than is permitted under applicable law, but shall require payment of interest only to the extent of such lawful rate, or (b) to require the Mortgagor to make any payment or do any act contrary to law, but if any clause and provision herein contained shall otherwise so operate to invalidate this Mortgage in whole or in part then such clauses and provisions only shall be held for naught as though not herein contained and the remainder of this Mortgage shall remain operative and in full force and effect.

          4.7 Governing Law. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the internal laws of the state in which the Mortgaged Property is located, without regard to principles of conflicts of law.

          4.8 Binding Effect. The provisions of this Mortgage shall bind and inure to the benefit of the parties hereto and their respective successors and assigns and the covenants of the Mortgagor herein shall run with the land.

          4.9 Amendment. This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by both the Mortgagor and the Mortgagee.

          4.10 Values. It is expressly understood that the Mortgagee has taken no part in the determination of the value of any of the properties covered hereby for recordation tax, insurance or other purposes. In the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the Entire Indebtedness, whether or not such proceeds may exceed the value of any property or properties for recordation tax, insurance or other purposes.

          4.11 Release and Discharge. If the Entire Indebtedness shall have been paid and all the terms, conditions and requirements hereof and of the Credit Agreement and the other Loan Documents shall have been complied with, then this Mortgage shall be null and void and of no further force and effect. Upon the written request and at the expense of the Mortgagor, the Mortgagee will execute and deliver within ten (10) days after request such proper instruments of release and discharge as may reasonably be requested to evidence such defeasance, release and discharge.

          4.12 Capitalized Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement.


                            ARTICLE V

                  ADDITIONAL PROVISIONS - OHIO

          5.1 Priority of Mortgage Lien. The Mortgagee is authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code for the protection of the Mortgagor's interest in the Mortgaged Property.

          5.2 Protective Advances. This Mortgage secures, in addition to the Entire Indebtedness, all unpaid advances of the Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Mortgaged Property as provided in Section 5301.233 of the Ohio Revised Code.

          IN WITNESS WHEREOF, this Mortgage has been executed as of the day and year first above written.

Signed and Acknowledged
in the Presence of:

                              PAYNE FABRICS, INC.


________________________      By:_________________________
                                 Name:  Val G. Blaugh
________________________         Title: President


STATE OF OHIO         )
                      ) SS:
COUNTY OF MONTGOMERY  )

          The foregoing instrument was acknowledged before me this ____ day of May, 1995, by Val G. Blaugh, President of Payne
Fabrics, Inc., a Delaware corporation, on behalf of the corporation.

                              ___________________________
                              Notary Public

This Instrument Prepared By:
Joan H. Roddy, Esq.
Chernesky, Heyman & Kress
1100 Courthouse Plaza, SW
Dayton, Ohio  45402
(513) 449-2829


PAGE

                            EXHIBIT A


          Situate in the City of Moraine, Montgomery
          County, Ohio and being Lots Numbered 3132,
          3133 and 3134 of the consecutive numbers of lots on the revised plat of the City of Moraine, Ohio.

PAGE

                                                          ANNEX D

                     SUBORDINATION AGREEMENT

     PAYNE FABRICS, INC., ("Borrower") is indebted to the undersigned BELL NATIONAL CORPORATION ("Creditor"), for fees for administration services and Borrower may hereafter from time to time become indebted to Creditor in further amounts (such fees and all other indebtedness of Borrower to Creditor or other amounts payable by Borrower to Creditor, whether now existing or hereafter arising, are hereinafter referred to collectively as the "Obligations").

     THEREFORE, in order to induce Bank One, Dayton, National Association ("Bank One"), having its principal office at: Dayton, Ohio its permitted successors or assigns, at any time or form time to time, at its option, to make loans or extend credit or other accommodation or benefit to or for the account of Borrower, with or without security, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extensions of any thereof as Bank One may deem advisable, Creditor agrees that until all indebtedness of Borrower to Bank One, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, and whether arising directly between Borrower and Bank One or acquired outright, conditionally or as collateral security from another by Bank One, shall have been fully paid, Creditor will not ask, demand, sue for, accept or receive payment from Borrower, by setoff or in any other manner, either in whole or in part, of the principal and interest the Obligations, nor receive any security therefor. Furthermore, any security interest, mortgage, pledge, assignment or other collateral now held by Creditor as security for the Obligations shall likewise be subordinated to any such collateral security now or hereafter also held Bank One to effect the purposes intended hereby, and Creditor agrees to sign such other instruments as may be required
to accomplish the purposes hereof.             , or other amounts
payable in respect of,

     1. Notwithstanding any other provision of this Agreement, Borrower may pay, and Creditor may accept payment of, fees to Creditor for administrative services in an amount not to exceed $15,000 per month, if at the time of any such payment and after giving effect thereto, no Event of Default described in Section
6.1 or 6.2 of the Revolving Credit Agreement dated as of May 1, 1995 among Borrower, Creditor and Bank One shall exist.

     1A. Notwithstanding any other provision of this Agreement, Borrower may pay, and Creditor may accept payment of, in addition to amounts permitted under the foregoing paragraph 1, from time to time such amounts as may be necessary to reimburse the Creditor for taxes paid by it on a consolidated basis on behalf of itself and the Borrower to the extent that such taxes are in respect of the earnings, income or assets of the Borrower.

     2. Creditor and Borrower shall make an appropriate record of this subordination on their respective books and records and on the evidence of the Obligations and deliver such evidence of the Obligations as may exist, such as promissory notes and other instruments, to Bank One to be held by Bank One during the term hereof. Any promissory notes, agreements or other evidence of the Obligations so delivered to Bank One shall be endorsed "Pay to the order of Bank One, Dayton, National Association. If any portion of the Obligation is not evidenced by an instrument at the time of execution of this Subordination Agreement, Borrower shall be prohibited from executing and Creditor shall be prohibited from accepting any such instrument unless at Bank One's sole discretion: (a) Bank One is notified in writing of such execution of an instrument and it is deposited with Bank One endorsed as mentioned above or (b) it is property legended as follows: "This ________________ and payment hereof is subject to and governed by the terms of a certain Subordination Agreement dated as of May 15, 1995 by and among Borrower, Creditor and Bank One, Dayton, National Association, the provisions of which are incorporated herein and made a part hereof."

     3. All indebtedness of Borrower to Creditor now existing, is hereby assigned to Bank One as security for the payment of all indebtedness of Borrower to Bank One, whether now existing or hereafter contracted, and nothing provided in this Agreement shall diminish the effect of the assignment contained in this paragraph. Furthermore, all indebtedness of Borrower to Creditor hereafter contracted and all collateral held therefor will be subordinated and assigned to Bank One as such new debt comes into existence and Creditor agrees to notify Bank One, in writing prior to the actual creation of any such additional indebtedness.

     4. Creditor agrees that, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof, to creditors of Borrower, or upon any indebtedness of Borrower, by reason of the liquidation, dissolution or other winding up of Borrower or Borrower's business, or any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Obligations of Borrower to Creditor shall be paid or delivered directly to Bank One for application on any indebtedness, due or not due, of Borrower to Bank One until such indebtedness to Bank One shall have first been fully paid and satisfied. Creditor irrevocably authorizes and empowers and hereby constitutes and appoints any duly qualified acting officer of Bank One as the true and lawful attorney of Creditor, for and in the name and stead of Creditor, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings, in Bank One's own name or in the name of Creditor or otherwise, as Bank One may deem necessary or advisable for the enforcement of this Agreement and Creditor acknowledges that the aforesaid powers are coupled with an interest and shall not be revoked by the death or the incapacity of Creditor or otherwise; and Creditor agrees to execute and deliver to Bank One such other powers of attorney, assignments or other instruments as may be reasonably requested by Bank One in order to enable Bank One to enforce any and all claims upon or with respect to any of the Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Obligations.

     5. Should any payment, distribution, security or proceeds thereof, the receipt of which is prohibited by this Agreement, be received by Creditor upon or with respect to the Obligations prior to the satisfaction of all of said indebtedness of Borrower to Bank One, Creditor will forthwith deliver the same to Bank One in precisely the form received (except for the endorsement or assignment of Creditor where necessary), for application on any indebtedness, due or not due, of Borrower to Bank One, and, until so delivered, the same shall be held in trust by Creditor as property of Bank One. In the event of the failure of Creditor to make any such endorsement or assignment or assignment, Bank One, or any of its officers or employees, are hereby irrevocably authorized to make the same.

     6. Creditor agrees not to sell, pledge, assign or transfer to others any claim Creditor has or may have against Borrower or any collateral securing any such claim or securing any one or more of the Obligations while any indebtedness of Borrower to Bank One remains unpaid, unless such assignment or transfer is made expressly subject to this Agreement.

     7. This is a continuing agreement of subordination and Bank One may, but shall not be obligated to continue, without notice to Creditor, to extend unlimited credit or other accommodation or benefit and loan money in unlimited amounts to or for the account of Borrower on the faith hereof until written notice of revocation of this Agreement shall be delivered by Bank One to Creditor. Any such notice of revocation shall not affect this Agreement in relation to any obligations or liabilities created thereafter pursuant to any previous commitment of Bank One to Borrower, or any extensions or renewals of any such obligations and liabilities.

     8. Bank One, without notice to Creditor and without in any way affecting this Agreement, shall have the right at any time and from time to time to deal in any manner in which Bank One deems fit with any indebtedness of Borrower to Bank One, whether now existing or hereafter arising, including, but not limited to,
(i) accepting partial payments on any such indebtedness, (ii) granting extensions or renewals of all or any part of any such indebtedness, (iii) releasing or accepting substitutes for any or all security which Bank One holds or may hereafter hold for any such indebtedness, and (iv) modifying waiving, supplementing or otherwise changing any of the terms, conditions or provisions contained in any notes, instruments or agreements evidencing or securing any such indebtedness. Creditor consents and agrees that all indebtedness and liabilities of Borrower to Bank One shall be deemed to have been made or incurred in reliance upon this Agreement. Furthermore, Creditor agrees that any and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between Bank One and Borrower shall be binding upon Creditor.

     9. No waiver shall be deemed to be made by Bank One of any of its rights hereunder unless the same shall be in writing and signed on behalf of Bank One and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way otherwise impair the rights of Bank One with respect to the obligations of Creditor to Bank One in any other respect at any other time.

     10. Notice of acceptance of this Agreement is hereby waived, and this agreement shall be immediately binding upon Creditor and its successors and assigns. Creditor also expressly waives notice of the incurring by Borrower of any future indebtedness to Bank One and waives presentment, demand for payment, protest and notice of dishonor or nonpayment or nonperformance of any indebtedness of Borrower to Bank One.

     11. This Agreement shall be construed according to the laws of the state where Bank One's principal office is located.

     IN WITNESS WHEREOF, Credit has executed this Agreement as of the 15th day of May, 1995.

                  CREDITOR:

                         BELL NATIONAL CORPORATION



                         By: _________________________





                       CONSENT OF BORROWER


PAYNE FABRICS, INC. the Borrower under the terms and provisions of the foregoing Subordination Agreement, hereby acknowledges and accepts the terms and noticed of the foregoing Agreement this 15th day of May, 1995.

                         PAYNE FABRICS, INC.


                         By: _____________________________

PAGE

                                                          ANNEX E

                                     Assignment of Life Insurance
                                     Policy as Collateral
----------------------------------------------------------------

A.                For value received the undersigned hereby
                  assign, transfer and set over to
                  _______________________________________________
                  ____________
                  _______________________________________________
                  _____________
                       (Name and address)

                  its successors and assigns, (hereinafter
                  "Assignee") Policy No _____________ issued by the __________________________
                  _______________________________________________
                  ____________
                  (hereinafter "Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called "Policy"), upon the life of ___________
                  _______________________________________________
                  ____________
                       (Name and address)

                  _____________________________________________
                  and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the insurer may have against the Policy. The undersigned by this instrument jointly and severally agree and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this assignment and pass by virtue hereof:

                  1. The sole right to collect from the insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

                  2. The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow.

                  3. The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

                  4. The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided, that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this assignment; and

                  5.  The sole right to exercise all
                      nonforfeiture rights permitted by the
                      terms of the Policy or allowed by the
                      Insurer and to receive all benefits and
                      advantages derived therefrom.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass by virtue hereof:

                  1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

                  2.  The right to designate and change the
                      beneficiary;

                  3.  The right to elect any optional mode of
                      settlement permitted by the Policy or
                      allow by Insurer, but the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this assignment and to the rights of the Assignee hereunder.

D. This assignment is made and the Policy is to be held as collateral security for any and all liabilities of the undersigned, or any of them, to the Assignee, either now existing or that may hereafter arise in the ordinary course of business between any of the undersigned and the Assignee (all of which liabilities secured or to become secured are herein called "Liabilities").

E. The Assignee covenants and agrees with the undersigned as follows:

                  1.  That any balance of sums received
                      hereunder from the insurer remaining after payment of the then existing liabilities, matured or unmatured;

                  2. That the Assignee will not exercise either the right to surrender the Policy or (except for the purpose of paying premiums) the right to obtain policy loans from the insurer, until there has been default in any of the liabilities or a failure to pay any premium when due, nor until twenty days after the Assignee shall have mailed, by first-class mail, to the undersigned at the addresses last supplied in writing to the Assignee specifically referring to this assignment, notice of intention to exercise such right; and

                  3. That the Assignee will upon request toward without unreasonable delay to the insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F. The insurer is hereby authorized to recognize the Assignee's claims to rights hereunder investigating the reason for any action taken by the Assignee, or the validity or the amount of the Liabilities or the existence of any default therein, or the giving of any notice under Paragraph E(2) above or otherwise, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein shall be drawn to the exclusive order of the Assignee if, when, and in such amounts as may be requested by the Assignee.

G. The Assignee shall be under no obligation to pay any premium, or the principal of or interest on any loans or advances on the Policy whether or not obtained by the Assignee, or any other charges on the Policy, but any such amounts so paid by the Assignee from its own funds shall become a part of the liabilities hereby secured, shall be due immediately, and shall draw interest at a rate fixed by the Assignee from time to time not exceeding 15% per annum.

H. The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee, but (except as restricted by Paragraph E(2) above) the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.

I. The Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as the Assignee shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.

J. In the event of any conflict between the provisions of this assignment and provisions of the note or other evidence of any liability, with respect to the Policy or rights of collateral security therein, the provisions of this assignment shall prevail.

K. Each of the undersigned declares that no proceedings in bankruptcy are pending against him and that his property is not subject to any assignment for the benefit of creditors.

L. All amounts payable to the Assignee shall be paid in a single sum, and any portion of the proceeds payable under any policy settlement option or as retirement income shall be reduced by the amount so paid.

                  Signed and sealed this
                  ______________________________ day of
                  ___________________________________, 19____.


                                   OWNER

_____________________________      _____________________________
Witness                            Street/City/State/Zip

_____________________________      _____________________________
                                   INSURED

_____________________________      _____________________________
Witness                            Street/City/State/Zip

_____________________________      _____________________________
                                   BENEFICIARY

_____________________________      _____________________________
Witness                            Street/City/State/Zip

                                                          ANNEX F


             [Letterhead of Dechert Price & Rhoads]


                          May ___, 1995


Bank One, Dayton,
  National Association
Kettering Tower
Dayton, Ohio  45401

                       Payne Fabrics, Inc.
                    Bell National Corporation
                    -------------------------

Dear Sirs:

     We have acted as counsel to Payne Fabrics, Inc., a Delaware corporation (the "Company"), and Bell National Corporation, a California corporation (the "Guarantor"; and collectively with the Company, the "Loan Parties"), in connection with the preparation, execution and delivery of the following documents (collectively, the "Loan Documents"):

          (A)  Revolving Credit Agreement, dated as of May 1,
      1995 (the "Credit Agreement"), among the Company, the
      Guarantor and Bank One, Dayton, National Association (the
      "Bank");

          (B) Tranche A Promissory Note dated May ___, 1995 executed by the Company and payable to the order of the Bank;

          (C) Tranche B Promissory Note dated May ___, 1995 executed by the Company and payable to the order of the Bank;

          (D)  Open-End Mortgage, Assignment of Rents and
     Security Agreement, dated as of May ___, 1995 between the Company and the Bank;

          (E)  Non-Titled Personal Property Security
     Agreement, dated as of May ___, 1995, between the Company and the Bank;

          (F)  Assignment of Life Insurance Policy as
     Collateral, dated May ___, 1995, executed by the Company and Val G. Blaugh, the President of the Company; and

          (G) Subordination Agreement, dated May ___, 1995, executed by the Guarantor and (in order to consent to the provisions thereof) the Company.

This letter is being furnished to you pursuant to Section 3.1(m) of the Credit Agreement. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Credit Agreement.

     In acting as such counsel, we have examined original, photostatic, facsimile, certified or conformed copies of:

          (i)  the Loan Documents;

          (ii) the certificate of incorporation of the Company, as certified by the Secretary of State of the State of Delaware, and the by-laws of the Company, as certified by the Secretary or other officer of the Company; and resolutions of the Board of Directors of the Company, as certified by the Secretary or other officer of the Company;

          (iii)  the articles of incorporation of the
     Guarantor, as certified by the Secretary of State of the State of California, and the by-laws of the Guarantor, as certified by the Secretary or other officer of the Guarantor; and resolutions of the Board of Directors of the Guarantor, as certified by the Secretary or other officer of the Guarantor;

          (iv) a certificate, telegram and/or other advice from the Secretary of State of the State of Delaware as to the good standing of the Company in the State of Delaware, and a certificate, telegram and/or other advice from the Secretary of State of the State of California as to the good standing of the Guarantor in the State of California; and

          (v) a letter, of even date herewith, from certain officers of the Company and/or Guarantor addressed to this firm as to certain factual matters relevant to our opinions hereinbelow, a conformed copy of which is attached hereto as Annex 1.

     As to factual matters relevant to our opinions hereinbelow, we have relied upon, to the extent we deem necessary or appropriate, the warranties and representations contained in (and/or incorporated into) the Loan Documents and upon the letter referenced above of officers of the Company and/or the Guarantor.

In our examination, we have, with your permission, assumed (a) the genuineness of all signatures (other than those of officers of the Loan Parties), (b) the authenticity of all documents, agreements, instruments, certificates and letters submitted to us as originals, (c) the conformity to the authentic originals of all documents, agreements, instruments, certificates and letters submitted to us as photostatic, facsimile, certified of conformed copies, (d) the correctness of the information contained therein, and (e) the authority of all persons executing documents, agreements, instruments, certificates and letters (but we have not assumed the authority officers of the Loan Parties in executing Loan Documents). We have not undertaken a general investigation of facts, nor have we independently verified the accuracy or completeness of any documents, agreements, instruments, certificates, letters, warranties, representations or advice relied upon by us.

     Although we have in the past been engaged to render legal services to the Loan Parties, our engagements have been limited to matters specified by their senior officers and, consequently, we are not routinely or regularly aware of or familiar with all of their respective legal affairs.

     As used herein, the terms "of which we are aware" and "and far as we are aware" with respect to any particular facts means that in rendering the opinion or other statement containing such term we are relying solely on the (I) the representations and warranties, and the other disclosures, with respect to such facts contained in the items we have examined listed above, and (II) the actual knowledge of such facts of the (x) attorney in this firm who has signed this letter, and (y) the attorney(s) in this firm who had active involvement in negotiating or preparing the Loan Documents or this letter.

     We have also assumed, with your permission, that the Bank has the power and authority and has taken the action necessary to execute and deliver each of the Loan Documents to which it is party and that each of the Loan Documents constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms. We have also considered such matters of law as we have considered appropriate to enable us to render the opinions and other statements hereinbelow.

     Based upon and subject to the foregoing, and to the qualifications and limitations set forth below, we are of the opinion (limited to the application of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America) that:

     1. Each Loan Party is a corporation incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its property and to transact the business in which it is now engaged.

     2. Each Loan Party has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each of the Loan Documents to which it is a party. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly and validly authorized by all necessary corporate action on its part and do not and will not: (i) contravene its certificate or articles of incorporation or bylaws (as in effect on the date hereof); (ii) violate any provision of any law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of which we are aware; or (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any of its properties under any of the foregoing.

     3. Each of the Loan Documents has been duly executed and delivered by each Loan Party party thereto, and each of the Loan Documents is a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms.

     4. Other than filings, recordings and registrations in order to perfect the Liens of the Bank granted under the Loan Documents, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with: (i) the execution, delivery and performance of the Loan Documents by the Loan Parties; or (ii) the legality, validity, binding effect or enforceability of the Loan Documents.

          As far as we are aware, there are no actions, suits or proceedings pending or threatened against or affecting the Loan Parties or any of their properties before any Governmental Authority or any arbitrator which are reasonably likely, individually or in the aggregate, to have a material adverse effect upon the Loan Parties (taken as a whole).

     The opinions expressed in paragraphs 2, 3 and 4 above are subject to the qualifications that:

          (1) Inasmuch as the Loan Documents are, by their respective terms, governed by the laws of the State of Ohio law, as to which we express no opinion, we have assumed, with your permission, that the applicable law of the State of Ohio is substantively the same as the law of the State of New York; we express no opinion as to such conformity.

          (2)  The availability of equitable remedies,
     including without limitation, specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought (whether such remedies are considered in a proceeding at law or in equity).

          (3) The enforceability of certain provisions of the Loan Documents may be limited by (a) applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

          (4) Certain provisions of the Loan Documents Agreement that permit the Bank to take action or make determinations, or to benefit from indemnities and similar undertakings, may be subject to the requirement that any such action be taken or any such determination be made, and that any action or inaction by the Bank that may give rise to a request for payment under any such undertaking be taken or not taken, on a reasonable basis and in good faith. Certain remedial provisions of the Loan Documents may be limited by, or be unenforceable under, the statutes and judicial decisions of the courts of the United States of America, the State of Ohio, or states in which the collateral covered thereby is deemed located. Without limiting the generality of the foregoing, no opinion is expressed herein as to the legality, validity, binding effect or enforceability of:

               (a)  set-off and other self-help provisions,

               (b)  provisions that provide for the
          enforceability of the remaining terms and provisions of an agreement or instrument in circumstances in which certain terms and provisions of the agreement or instrument are illegal or unenforceable,

               (c)  provisions relating to waivers of
          remedies (or the delay or omission of enforcement of remedies), disclaimers, liability limitations and limitations on the Bank's obligations in circumstances in which a failure of condition or a default by a Designated Party is not material,

               (d)  waivers of rights to notice, service of
          process, trial or appeal and provisions that purport to authorize other persons to confess judgments against either of the Loan Parties in favor of the Bank,

               (e) releases or waivers of legal or equitable rights (including rights of appeal) or defenses,

               (f)  provisions that purport to establish
          evidentiary standards,

               (g) indemnification in circumstances in which the person seeking indemnification has breached its duties under the applicable agreement or instru-ment, or otherwise, or itself has been negligent,

               (h)  provisions relating to the jurisdiction
          and location of any judicial forum before which any proceedings involving or relating to any of the Loan Documents are brought,

               (i) provisions related to the Bank's ability to accelerate the date of payment or foreclosure on security in circumstances in which there has not been a material default by a Designated Party or in circumstances in which a default has been cured within a reasonable time, or

               (j)  provisions providing that waivers,
          amendments and other modifications of or to the Loan Documents are not effective unless in writing.

     This letter speaks only as of the date hereof, and the opinions and statements expressed hereinabove shall not be deemed to relate to any facts or conditions prevailing, or any law, statute, rule or regulation in effect, at any time after the date hereof.

     We are members of the Bar of the State of New York and do not purport to be expert in, and express no opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and, to the extent necessary to render the opinions expressed hereinabove, the General Corporation Law of the State of Delaware.

     This letter is being delivered to you for the purposes hereinabove stated, and this letter may not be relied upon by any other person or entity or by you for any other purpose.

                                        Very truly yours,

                                                          Annex 1
                                                          -------

                    BELL NATIONAL CORPORATION
                       PAYNE FABRICS, INC.
                  c/o Bell National Corporation
                  4209 Vineland Road, Suite J-1
                     Orlando, Florida  32811
                         (407) 849-2090



                                                    May ___, 1995


Dechert Price & Rhoads
477 Madison Avenue
New York, New York  10022
Attention: Claude A. Baum, Esq.


          RE:  Your Opinion Letter of Even Date
               --------------------------------

Dear Sirs:

          We understand that you are delivering an opinion letter of even date herewith (the "Opinion Letter") to Bank One, Dayton, National Association (the "Bank") pursuant to Section 3.1(m) of that certain Revolving Credit Agreement, dated as of May 1, 1995 (the "Credit Agreement"), among Payne Fabrics, Inc., a Delaware corporation (the "Company"), Bell National Corporation, a California corporation (the "Guarantor"), and the Bank. Capitalized terms used and not defined herein have the respective meanings ascribed to such terms under the Credit Agreement.

          In connection with the rendering of the opinions and other statements set forth in the Opinion Letter, please be advised that you are hereby entitled to rely upon any and all representations, warranties and certifications set forth in the Credit Agreement or in any other agreement, certificate or other document contemplated by (or otherwise in respect of) the Credit Agreement that is executed and delivered by the Company, by the Guarantor and/or by any of the undersigned as an officer of either the Company or the Guarantor, as if such representations, warranties and certifications were addressed to you, it being understood that such representations, warranties and certifications shall include, without limitation, those set forth in the certificates delivered pursuant to Section 3.1(l) of the Credit Agreement.

          Also in connection with the rendering of the opinions and other statements set forth in the Opinion Letter, please be advised that:

          1. There is no governmental or judicial order, writ, judgment, injunction, decree or award applicable to the Company or the Guarantor.

          2. The Company has duly executed and delivered each of the Credit Agreement, Tranche A Note, Tranche B Note,
Mortgage, Security Agreement and Life Insurance Assignment.

          3. The Guarantor has duly executed and delivered each of the Credit Agreement and Subordination Agreement.

          4. There are no actions, suits or proceedings pending or threatened against or affecting the Company or the Guarantor or any of their respective properties before any Governmental
Authority or any arbitrator.

          This letter speaks only as of the date hereof, and our statements are based on facts, circumstances and actions as of the time of delivery of this letter.

          This letter is being delivered to you on the understanding that you will be relying on the advice and statements herein in delivering your Opinion Letter and rendering the opinions and statements therein. Neither this letter nor any part hereof may be delivered to, used or relied upon by any other person or for any other purpose without our prior written consent.


Very truly yours,





/s/ Alexander M. Milley              /s/ Thomas R. Druggish
-----------------------              ----------------------
Alexander M. Milley                  Thomas R. Druggish





/s/ Val G. Blaugh
-----------------------
Val G. Blaugh

PAGE

                                                          ANNEX G

                   BORROWING BASE CERTIFICATE

Certificate No. ____

    Pursuant to Section 5.1(d) or (e) of the Loan Agreement dated as of May 1, 1995 (the "Agreement") among Payne Fabrics, Inc. (the "Company"), Bell National Corporation and Bank One, Dayton, National Association (the "Bank"), the undersigned [insert name], the [inset title] of the Company, does hereby
certify as follows as of                 , 199__:

Borrowing Base

Total Receivables as
  of __________, 199__                               $ __________

Less the following:

    Defaulted Receivables              $ ________
    Finance Charges,
          Sales Taxes, etc.            $ ________
    Sample Book
          Receivables                  $ ________
    Accounts with 50%
          Defaulted Receivables        $ ________
    Foreign Receivables                $ ________
    Employee and Other
          Affiliate Receivables        $ ________
    Contra Accounts                    $ ________
    Other Non-Eligible
          Receivables                  $

      Total non-Eligible Receivables                  $


Total Eligible Receivables                             $ ________

Advance Rate                                                x 80%

Receivables Borrowing Base                             $ ________

Total Inventory as
    of ________, 199___                                $ ________

Less the following:

    Raw materials, work-in
          process, etc.                $
    Consigned Inventory                $
    Rolls under 15 yards               $
    Obsolete Inventory                 $ _________
    Inventory not located in
          Dayton, Ohio                 $ _________
    Other non-Eligible Inventory       $ _________

    Total non-Eligible Inventory                        $ _______
                                                          _______
Total Eligible Inventory                                $ _______

Advance Rate on Eligible Inventory:

                           Advance
    Classification           Rate
    Trim                     50%   x   $________ =    $
    Multipurpose             50%   x   $________ =    $_________
    Drapery                  50%   x   $________ =    $_________
    Woven Upholstery         50%   x   $________ =    $_________
    Casement/Sheer           40%   x   $________ =    $_________
    Other                    40%   x   $________ =    $_________
    Wallpaper                40%   x   $________ =    $_________
    Sample                   25%   x   $________ =    $_________
                                                       _________

Tranche A Inventory Amount
$__________

Availability

    The lesser of the Tranche A
    Commitment in effect ($________)
    or the sum of (a) the Receivables
    Borrowing Base ($______) and
    (b) the lesser of (i) the Tranche
    A Inventory Amount ($________) or
    (ii) $1,700,000                                   $_________

    Less the principal amount of the
    outstanding Tranche A Loans                       $_________
                                                       _________

                                                      $_________

    Less the principal amount of the
    Tranche A Loans requested
    concurrently herewith                             $_________
                                                       _________

                                                      $_________


    The undersigned does hereby further certify that on and as the date hereof, and after giving effect to the making of any Loans being requested concurrently herewith: (i) no Default or Event of Default has occurred and is continuing [or, if any Default or Event of Default has occurred and is continuing, this Certificate shall specify the nature and extent thereof] and (ii) all representations and warranties of the Company and Guarantor contained in the Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects with the same force and effect as through such representations and warranties were made on and as of the date hereof and (b) attached hereto are calculations establishing that the Company is in compliance with the provisions of Sections 5.19, 5.20 and 5.21 of the Agreement as of [insert date].

    The undersigned does further certify that the calculations and other determinations set forth herein have been made in accordance with the Agreement and such calculations and other determinations are complete and accurate. The undersigned also understands that the Bank will rely on this Certificate in making extensions of credit pursuant to the Agreement.

    Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. Unless otherwise indicated herein, all calculations and other determinations are as of [insert date] and are in thousands of dollars.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, 199__.


                         ______________________________
                            [Insert name and title]